                                                                     EXHIBIT 4.1

================================================================================

                       CENTURY ALUMINUM COMPANY, AS ISSUER

                         1.75% CONVERTIBLE SENIOR NOTES
                               DUE AUGUST 1, 2024

                              --------------------

                                    INDENTURE
                                 AUGUST 9, 2004

                              --------------------

                      WILMINGTON TRUST COMPANY, AS TRUSTEE

================================================================================

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.....................................................................     1
Section 1.02.  Other Definitions...............................................................    10
Section 1.03.  Trust Indenture Act Provisions..................................................    12
Section 1.04.  Rules of Construction...........................................................    12

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01.  Form and Dating.................................................................    13
Section 2.02.  Execution and Authentication....................................................    14
Section 2.03.  Registrar, Calculation Agent, Paying Agent and Conversion Agent.................    15
Section 2.04.  Paying Agent to Hold Money in Trust.............................................    15
Section 2.05.  Holder Lists....................................................................    16
Section 2.06.  Transfer and Exchange...........................................................    16
Section 2.07.  Replacement Securities..........................................................    17
Section 2.08.  Outstanding Securities..........................................................    18
Section 2.09.  Treasury Securities.............................................................    18
Section 2.10.  Temporary Securities............................................................    19
Section 2.11.  Cancellation....................................................................    19
Section 2.12.  Legend; Additional Transfer and Exchange Requirements...........................    19
Section 2.13.  CUSIP Numbers...................................................................    27

                                    ARTICLE 3
                           REDEMPTION AND REPURCHASES

Section 3.01.  Optional Redemption by the Company; Notice to Trustee...........................    28
Section 3.02.  Selection of Securities to be Redeemed..........................................    28
Section 3.03.  Notice of Redemption............................................................    29
Section 3.04.  Effect of Notice of Redemption..................................................    30
Section 3.05.  Deposit of Redemption Price.....................................................    30
Section 3.06.  Securities Redeemed In Part.....................................................    31
Section 3.07.  Repurchase at Option of Holder on Specified Dates...............................    31
Section 3.08.  Repurchase at Option of Holders Upon a Fundamental Change.......................    36

                                    ARTICLE 4
                               MAKE WHOLE PREMIUM

Section 4.01.  Make Whole Premium..............................................................    41
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Section 4.02.  Adjustments Relating to Make Whole Premium......................................    45

                                    ARTICLE 5
                                   CONVERSION

Section 5.01.  Conversion Right................................................................    45
Section 5.02.  Conversion Procedure............................................................    47
Section 5.03.  Taxes on Conversion.............................................................    49
Section 5.04.  Payment Upon Conversion.........................................................    49
Section 5.05.  Adjustment Of Conversion Rate...................................................    52
Section 5.06.  No Adjustment...................................................................    58
Section 5.07.  Adjustment for Tax Purposes.....................................................    58
Section 5.08.  Notice of Adjustment............................................................    59
Section 5.09.  Notice of Certain Transactions..................................................    59
Section 5.10.  Effect of Reclassification, Consolidation, Merger or Sale,
         Lese, Conveyance or Other Disposition on Conversion Privilege.........................    59
Section 5.11.  Trustee's Disclaimer............................................................    60
Section 5.12.  Voluntary Increase..............................................................    61
Section 5.13.  Exchange In Lieu Of Conversion..................................................    61

                                    ARTICLE 6
                                    COVENANTS

Section 6.01.  Payment of Securities...........................................................    63
Section 6.02.  SEC Reports.....................................................................    63
Section 6.03.  Compliance Certificates.........................................................    64
Section 6.04.  Further Instruments and Acts....................................................    64
Section 6.05.  Maintenance of Corporate Existence..............................................    64
Section 6.06.  Rule 144A Information Requirement...............................................    64
Section 6.07.  Stay, Extension and Usury Laws..................................................    65
Section 6.08.  Payment of Additional Interest..................................................    65

                                    ARTICLE 7
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01.  Company May Consolidate, Etc, Only on Certain Terms.............................    65
Section 7.02.  Successor Substituted...........................................................    66

                                    ARTICLE 8
                              DEFAULT AND REMEDIES

Section 8.01.  Events of Default...............................................................    66
Section 8.02.  Acceleration....................................................................    68
Section 8.03.  Other Remedies..................................................................    69
Section 8.04.  Waiver of Defaults and Events of Default........................................    69
Section 8.05.  Control by Majority.............................................................    69
Section 8.06.  Limitations on Suits............................................................    70
Section 8.07.  Rights of Holders to Receive Payment and to Convert.............................    70
Section 8.08.  Collection Suit by Trustee......................................................    70
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Section 8.09.  Trustee May File Proofs of Claim................................................    71
Section 8.10.  Priorities......................................................................    71
Section 8.11.  Undertaking for Costs...........................................................    72

                                    ARTICLE 9
                                     TRUSTEE

Section 9.01.  Duties of Trustee...............................................................    72
Section 9.02.  Rights of Trustee...............................................................    73
Section 9.03.  Individual Rights of Trustee....................................................    74
Section 9.04.  Trustee's Disclaimer............................................................    74
Section 9.05.  Notice of Default or Events of Default..........................................    75
Section 9.06.  Reports by Trustee to Holders...................................................    75
Section 9.07.  Compensation and Indemnity......................................................    75
Section 9.08.  Replacement of Trustee..........................................................    76
Section 9.09.  Successor Trustee by Merger, Etc................................................    77
Section 9.10.  Eligibility; Disqualification...................................................    77
Section 9.11.  Preferential Collection of Claims against Company...............................    77

                                   ARTICLE 10
                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.01.  Satisfaction and Discharge of Indenture........................................    78
Section 10.02.  Application of Trust Money.....................................................    79
Section 10.03.  Repayment to Company...........................................................    79
Section 10.04.  Reinstatement..................................................................    79

                                   ARTICLE 11
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01.  Without Consent of Holders.....................................................    80
Section 11.02.  With Consent of Holders........................................................    80
Section 11.03.  Compliance with Trust Indenture Act............................................    82
Section 11.04.  Revocation and Effect of Consents..............................................    82
Section 11.05.  Notation on or Exchange of Securities..........................................    82
Section 11.06.  Trustee to Sign Amendments, Etc................................................    82
Section 11.07.  Effect of Supplemental Indentures..............................................    83

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls...................................................    83
Section 12.02.  Notices........................................................................    83
Section 12.03.  Communications by Holders with Other Holders...................................    84
Section 12.04.  Certificate and Opinion as to Conditions Precedent.............................    84
Section 12.05.  Record Date for Vote or Consent of Holders.....................................    85
Section 12.06.  Rules by Trustee, Paying Agent, Registrar and Conversion Agent.................    85
Section 12.07.  Legal Holidays.................................................................    85
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Section 12.08.  Governing Law..................................................................    85
Section 12.09.  No Adverse Interpretation of Other Agreements..................................    86
Section 12.10.  No Recourse Against Others.....................................................    86
Section 12.11.  Successors.....................................................................    86
Section 12.12.  Multiple Counterparts..........................................................    86
Section 12.13.  Separability...................................................................    86
Section 12.14.  Table of Contents, Headings, Etc...............................................    86

EXHIBIT A         Form of Security

EXHIBIT B         Form of Certificate To Be Delivered Upon Exchange or Registration or
                  Transfer of Transfer Restricted Securities
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                                       iv

         THIS INDENTURE dated August 9, 2004 is between Century Aluminum Company, a corporation duly organized under the laws of the State of Delaware (the "COMPANY"), and Wilmington Trust Company, as Trustee (the "TRUSTEE").

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 1.75% Convertible Senior Notes due August 1, 2024, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all acts and things necessary to make the Securities (in the case of the Additional Securities, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

         In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Securities.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         "ADDITIONAL INTEREST" has the meaning specified in Section 5(a) of the Registration Rights Agreement. All references herein to interest shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

         "ADDITIONAL SECURITIES" means any securities issued under the Indenture in addition to the Initial Securities, having the same terms in all respects as the Initial Securities except that interest will accrue on the Additional Securities from their date of issuance and the amount of Additional Interest payable shall be determined in accordance with the Registration Rights Agreement relating to such Additional Securities.

         "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT" means any Calculation Agent, Registrar, Paying Agent or Conversion Agent.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary to the extent applicable to such transfer or exchange.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee of the board of directors authorized to act for it with respect to this Indenture.

         "BUSINESS DAY" means any day that is not a Legal Holiday.

         "CALCULATION AGENT" means the calculation agent from time to time appointed by the Company pursuant to Section 4.01(e).

         "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

         "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

         "CASH SETTLEMENT AVERAGING PERIOD" means, except as set forth in
Section 5.13, the 10 consecutive Trading Day period beginning the Trading Day after the Conversion Retraction Period or, if the Company does not elect to satisfy 100% of the Conversion Obligation in Cash, and the Company does not elect to pay a Cash Amount in excess of $1,000 (in each case, pursuant to Section 5.04(a) and Section 5.04(b)), the 10 consecutive Trading Day period beginning the first Trading Day after the end of the Cash Settlement Notice Period.

         "CERTIFICATED SECURITY" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnote 1 thereof.

         "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

         (1) any sale, lease, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Company's assets to any person or group of related persons, other than to any of the Company's wholly-owned Subsidiaries, as defined in

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                  Section 13(d) of the Exchange Act (a "group") (whether or not otherwise in compliance with the provisions of this Indenture);

         (2) the approval by the holders of the Company's Capital Stock of any plan or proposal for the Company's liquidation or dissolution (whether or not otherwise in compliance with the provisions of this Indenture);

         (3) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Company's Voting Stock (other than through the creation of a holding company for the Company that does not involve a change in the beneficial ownership of the Company as a result of the transaction, so long as (x) such transaction is a consolidation or merger in which such holding company assumes the Company's obligations on the Securities and under this Indenture and (y) thereafter, Holders of the Securities would be entitled, pursuant to the terms of Section 5.10, to convert their Securities into Cash, and with respect to the portion of the Conversion Obligation in excess of the principal amount of Securities being converted (if any), Cash, common stock of such holding company or a combination thereof, at the election of such holding company, in the same manner as described under
                  Section 5.04(a) and Section 5.04(b) (subject to the Company's election to offer the Securities to the Exchange Institution pursuant to Section 5.13));

         (4) during any period of two consecutive years after the date of this Indenture, individuals who at the beginning of any such period constituted the board of directors of the Company, together with any new directors whose election by the board of directors of the Company or whose nomination for election by the Company's stockholders was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company then in office; or

         (5) any consolidation by the Company with, or merger by the Company with or into, another person or any consolidation by another person with, or merger by another person with or into, the Company, in any such event other than pursuant to a transaction in which the persons that beneficially owned (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares or interests of the Company's Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction, shares or

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                  interests of Voting Stock of the continuing or surviving
                  person representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the continuing or surviving person in substantially the same proportion as such ownership immediately prior to the transaction.

         A Change of Control will not include any transaction or event in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration consisting of, all or substantially all common stock or similar equity securities that are: (x) listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange or (y) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

         "COMMON STOCK" means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and that are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

         "COMPANY ORDER" means a written order or orders of the Company signed by two Officers of the Company.

         "CONVERSION OBLIGATION" means, for each $1,000 principal amount of Securities, an amount equal to the product of the then-current Conversion Rate and the average Sale Price of the Common Stock for the Cash Settlement Averaging Period; provided that if, at any time, the Securities are convertible (subject to the provisions of Section 5.04(a) or Section 5.04(b) and of Section 5.13) into other securities, assets or property (including Cash) in addition to or in lieu of Common Stock (other than any rights issued pursuant to a shareholder rights plan that have not detached from the Common Stock), the Conversion Obligation shall mean an amount equal to:

                  (i) if the Securities are convertible into both Common Stock and other securities, assets or property (including Cash), the product of (x) the then-current Conversion Rate and (y) the sum of (1) the average Sale Price for the Cash Settlement Averaging Period of the Common Stock (such Sale Price to be determined in all cases after the "ex-date" corresponding to the dividend, distribution or other event in connection with which the Securities became convertible into both Common Stock and other securities, assets or property (including
         Cash)), plus (2) the average Sale Price for the Cash Settlement Averaging Period of the amount of such other securities, assets or property (including Cash), attributable to one share of Common Stock in connection with the dividend, distribution or detachment of rights issued pursuant to a shareholder rights plan pursuant to which the Securities became convertible into Common Stock and other securities, assets or property (including Cash), such amount subject in all cases to any subsequent anti-dilution adjustments with respect to such other securities, assets or property, or

                  (ii) if the Securities are convertible into other securities, assets or property (including Cash) in lieu of Common Stock, the product of (x) the then-Current Conversion Rate and (y) the average Sale Price for the Cash Settlement Averaging Period of the amount of securities, assets or property (including Cash) into which or for which one share of Common Stock was converted or exchanged in connection with the transaction or event pursuant to which the Securities became convertible into other securities, assets or property (including Cash) in lieu of Common Stock;

it being understood that the purpose of clauses (i) and (ii) above is to determine the cash value of the consideration deliverable upon conversion of the Securities, based on the value of such consideration over the Cash Settlement Averaging Period, if the Securities become convertible into other securities, assets or property (including Cash) in lieu of, or in addition to, Common Stock.

         "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is Wilmington Trust Company, c/o Computershare Trust Company of New York, 88 Pine Street, New York, NY 10005, Attention: Mary Ann Louisi, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

         "DEFAULT" or "DEFAULT" means, when used with respect to the Securities, any event that is or, after notice or passage of time or both, would be an Event of Default.

         "EFFECTIVE TIME" means, for any Fundamental Change described in clause
(1) or (5) of the definition of Change of Control, the exact time on the Effective Date on which such Fundamental Change occurs or is deemed to have occurred.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "EXCHANGE INSTITUTION" means a financial institution designated from time to time by the Company that the Company may, at its option, elect to have satisfy the Company's conversion obligations hereunder and under the Securities as set forth in Section 5.13.

         "FINAL MATURITY DATE" means August 1, 2024.

         "FUNDAMENTAL CHANGE" means the occurrence of either a Change of Control or a Termination of Trading.

         "GAAP" means accounting principles generally accepted in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "GLOBAL SECURITY" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

         "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Primary Registrar's books.

         "INDENTURE" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "INITIAL PURCHASERS" means the initial purchasers party to a purchase agreement with the Company relating to the sale of Securities by the Company.

         "INITIAL SECURITIES" means the 1.75% Convertible Senior Notes due August 1, 2024 or any of them (each, an "INITIAL SECURITY") in an aggregate principal amount not to exceed $150,000,000 (or $175,000,000 aggregate principal amount if the Initial Purchasers exercise in full their option to purchase additional Securities pursuant to the Purchase Agreement), as amended or supplemented from time to time, that are issued under this Indenture on the date hereof, and any Securities issued in exchange therefor or replacement thereof.

         "INTEREST PAYMENT DATE" has the meaning specified in paragraph 1 of the Security, attached as Exhibit A hereto.

         "INTEREST PAYMENT RECORD DATE" has the meaning specified on the face, and in paragraph 3, of the Security attached hereto as Exhibit A.

         "NASDAQ NATIONAL MARKET" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

         "OFFERING CIRCULAR" means the final offering circular of the Company, dated July 30, 2004, prepared in connection with the offering of the Securities.

         "OFFICER" means the Chairman or any Co-Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Vice President or the Secretary of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company by two Officers; provided, however, that for purposes of Sections 5.10 and 6.03, "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company by the principal executive officer or principal financial officer of the Company and by one other Officer.

         "OPINION OF COUNSEL" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

         "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "REDEMPTION DATE" means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to Section 3.01.

         "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights Agreement dated as of August 9, 2004, between the Company and the Initial Purchasers party thereto with respect to the Initial Securities, as amended or supplemented from time to time, and (ii) with respect to any Additional Securities, any registration rights agreements between the Company and Initial Purchasers party thereto relating to rights given by the Company to the purchasers of the Additional Securities to register such Additional Securities under the Securities Act.

         "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is a Transfer Restricted Security.

         "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

         "RULE 144" means Rule 144 under the Securities Act or any successor to such Rule.

         "RULE 144A" means Rule 144A under the Securities Act or any successor to such Rule.

         "SALE PRICE" of a security on any date means the closing per security sale price (or if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the security is traded or, if the security is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market; provided, however, if the Nasdaq National Market is no longer reporting such information, or if the security is not reported on the Nasdaq National Market, as available in any other over-the-counter market or, if not available in any over-the counter market, the "SALE PRICE" shall be determined in good faith by the Board of Directors; provided further, however, that if in connection with the reclassification, merger, consolidation, dividend, distribution, sale, lease, conveyance, other disposition of all or substantially all of the Company's assets or other transaction, the Securities became convertible into other securities, assets or property (including Cash) in addition to, or in lieu of, the Common Stock, the Sale Price shall be determined with reference to the Common Stock, if applicable, and the per share amount of securities, assets or property (including Cash) received by holders of the Common Stock in connection with such reclassification, merger, consolidation, dividend, distribution, sale, lease, conveyance or other disposition, and to the extent the price of any non-Cash component of such consideration is not listed on a United States national or regional securities exchange or reported on the Nasdaq National Market, the "SALE PRICE" shall be determined by two nationally recognized investment banks selected by the Trustee (after consultation with the Company) for such purpose.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means the Initial Securities, and, if and when issued, any Additional Securities.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "SIGNIFICANT SUBSIDIARY" means, as of any date of determination, a Subsidiary of the Company that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 (w) of Regulation S-X of the Commission as in effect on the date of this Indenture or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary if they were a single Person.

         "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock is at the time owned, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or
(iii) one or more Subsidiaries of such Person.

         "TERMINATION OF TRADING" means that the Common Stock or other securities into which the Securities are convertible (subject to the settlement provisions of Section 5.04(a) and Section 5.04(b)) are neither listed for trading on a United States national securities exchange nor approved for listing on Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

         "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.03, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "TRADING DAY" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock (or relevant security of a successor obligor hereunder) is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock (or relevant security of a successor obligor hereunder) is then listed or, if the Common Stock (or relevant security of a successor obligor hereunder) is not listed on a national or regional securities exchange, on the Nasdaq National Market or, if the Common Stock (or relevant security of a successor obligor hereunder) is not quoted on the Nasdaq National Market, on the principal other market on which the Common Stock (or relevant security of a successor obligor hereunder) is then traded.

         "TRANSFER CERTIFICATE" means a certificate that is substantially in the form attached hereto as Exhibit B.

         "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

         "TRUST OFFICER" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office with direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "UNRESTRICTED GLOBAL SECURITY" means a Global Security that is not a Transfer Restricted Security.

         "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof.

         Section 1.02 . Other Definitions.

Term                                                    Defined in Section
----                                                    ------------------
Additional Premium                                      Section 4.01(a)
Additional Premium Table                                Section 4.01(b)
Agent Members                                           Section 2.01(b)
Bankruptcy Law                                          Section 8.01
Cash Amount                                             Section 5.04(a)
Cash Settlement Notice Period                           Section 5.04(a)
Conversion Agent                                        Section 2.03
Conversion Date                                         Section 5.02(b)
Conversion Notice                                       Section 5.02(b)
Conversion Price                                        Section 5.01(a)
Conversion Rate                                         Section 5.01(a)
Conversion Retraction Period                            Section 5.04(a)

Term                                                    Defined in Section
----                                                    ------------------
Current Market Price                                    Section 5.05(f)
Custodian                                               Section 8.01
Depositary                                              Section 2.01(a)
Determination Date                                      Section 5.13(a)
DTC                                                     Section 2.01(a)
Effective Date                                          Section 4.01(b)
Election Date                                           Section 5.13(a)
Event of Default                                        Section 8.01
Expiration Date                                         Section 5.05(e)
Expiration Time                                         Section 5.05(e)
Final Notice Date                                       Section 5.04(a)
Fundamental Change                                      Section 3.08(a)
Fundamental Change Notice                               Section 3.08(b)
Fundamental Change Repurchase Date                      Section 3.08(a)
Fundamental Change Repurchase Notice                    Section 3.08(c)
Fundamental Change Repurchase Price                     Section 3.08(a)
Holder Option Notice                                    Section 3.07(b)
Legal Holiday                                           Section 12.07
Legend                                                  Section 2.12(a)
Make Whole Premium                                      Section 4.01(b)
Option Repurchase Notice                                Section 3.07(c)
Option Repurchase Price                                 Section 3.07(a)
Paying Agent                                            Section 2.03
Primary Registrar                                       Section 2.03
Purchase Agreement                                      Section 2.01
Purchase Date                                           Section 3.07(a)
Purchased Shares                                        Section 5.05(e)
Redemption Notice                                       Section 3.01(c)
Redemption Price                                        Section 3.01(c)
Reference Period                                        Section 5.05(c)
Register                                                Section 2.03
Registrar                                               Section 2.03
Repurchase Date                                         Section 3.07(a)
Rights Plan                                             Section 5.05(c)
Stock Price                                             Section 4.01(b)
Stock Price Cap                                         Section 4.01(b)
Stock Price Threshold                                   Section 4.01(b)
Transfer Restricted Security                            Section 2.12(g)
Trigger Event                                           Section 5.05(c)
Triggering Distribution                                 Section 5.05(d)

         Section 1.03 . Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Security;

         "INDENTURE SECURITY HOLDER" means a Holder;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and "OBLIGOR" on the indenture securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         Section 1.04 . Rules of Construction. Unless the context otherwise requires:

         (A) a term has the meaning assigned to it;

         (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (C) words in the singular include the plural, and words in the plural include the singular;

         (D) provisions apply to successive events and transactions;

         (E) the term "MERGER" includes a statutory share exchange and the term "MERGED" has a correlative meaning;

         (F) the masculine gender includes the feminine and the neuter;

         (G) references to agreements and other instruments include subsequent amendments thereto; and

         (H) "HEREIN," "HEREOF" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

         Section 2.01 . Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated July 30, 2004 as may be amended or supplemented from time to time (the "PURCHASE AGREEMENT"), between the Company and the Initial Purchasers named therein, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

         (a) Securities offered and sold to QIBs in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "DEPOSITARY"), and registered in the name of its nominee, Cede & Co. or shall remain in the custody of the Trustee pursuant to the Fast Balance Certificate Agreement between DTC and the Trustee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

         (b) Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases or conversions (other than conversions pursuant to Section 5.13) of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary

(including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         Section 2.02 . Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Securities (including Additional Securities), upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company.

         The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate or Subsidiary of the Company.

         The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 principal amount and any multiple thereof.

         The Trustee shall not be required to authenticate such Securities if the issuance thereof will adversely affect the Trustee's own rights, duties, indemnities or immunities under the Securities or this Indenture.

         Section 2.03 . Registrar, Calculation Agent, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "REGISTRAR"), one or more offices or agencies where Securities may be presented for payment (each, a "PAYING AGENT"), one or more offices or agencies where Securities may be presented for conversion (each, a "CONVERSION AGENT") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall at all times maintain a Calculation Agent, Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "PRIMARY REGISTRAR") shall keep a register (the "REGISTER") of the Securities and of their transfer and exchange.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, Calculation Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate or Subsidiary of the Company may act as Paying Agent (except for the purposes of Section 6.01 and Article 10).

         The Company hereby initially designates the Trustee as Calculation Agent, Paying Agent, Registrar, Securities Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, to be such office or agency of the Company for each of the aforesaid purposes.

         Section 2.04 . Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the Make Whole Premium, if any, and the principal of or interest on any Securities, the Company shall deposit with a Paying Agent (other than the Company or an Affiliate or Subsidiary of the Company) a sum sufficient to pay such Make Whole Premium, if any, and principal or interest so becoming due. A Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Make Whole Premium, if any, and principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate or Subsidiary of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the Make Whole Premium, if any, and principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company or an Affiliate or Subsidiary of the Company) shall have no further liability for the money.

         Section 2.05 . Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         Section 2.06 . Transfer and Exchange.

         (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A and, if applicable, a Transfer Certificate in the form included in Exhibit B, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, including with respect to any exchange or transfer pursuant to Sections 2.07, 3.06, 3.07(g) or 3.08(g); provided, that this sentence shall not apply to any exchange pursuant to Sections 2.10, 2.12(a) or 11.05.

         Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Repurchase Notice or Option Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

         All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         (b) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

         (c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.07 . Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or repurchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, redeem or repurchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.07, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

         Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.08 . Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 5 (other than pursuant to Section 5.13), those delivered to it for cancellation or surrendered for registration of transfer or exchange and those described in this Section 2.08 as not outstanding.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

         If a Paying Agent (other than the Company or an Affiliate or Subsidiary of the Company) holds on a Fundamental Change Repurchase Date, Repurchase Date, Redemption Date or the Final Maturity Date money and securities, if any, sufficient to pay the principal of, accrued interest, and the Make Whole Premium, if any, on Securities (or portions thereof) payable on that date, then immediately after such Fundamental Change Repurchase Date, Repurchase Date, Redemption Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.

         Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate or Subsidiary of the Company holds the Security.

         Section 2.09 . Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate or Subsidiary of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate or Subsidiary of the Company or of such other obligor.

         Section 2.10 . Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

         Section 2.11 . Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion (other than conversion pursuant to Section 5.13). The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion (other than conversion pursuant to Section 5.13) or cancellation and, upon the written request of the Company, shall deliver confirmation of the canceled Securities to the Company. All Securities that are repurchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 5.

         Section 2.12 . Legend; Additional Transfer and Exchange Requirements.

         (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends called for by footnote 2 in the form of Security attached hereto as Exhibit A (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof shall not violate the registration requirements of the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate or Subsidiary of the Company, the Legend shall be reinstated.

         (b) Transfer and Exchange of Global Securities. (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall be a Certificated Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) The registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

         (c) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(b) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

                  (i) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only, or

                  (ii) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                           (A) shall be duly endorsed or accompanied by a
                  written instrument of transfer; and

                           (B) in the case of a Restricted Certificated
                  Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (1) if such Restricted Certificated Security
                           is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                                    (2) if such Restricted Certificated Security
                           is being transferred to a person who the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                                    (3) if such Restricted Certificated Security
                           is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (3), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

No other transfers, other than to the Company or a Subsidiary of the Company, of Restricted Certificated Securities will be permitted.

         (d) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. The Depositary or its nominee, on behalf of any person having a beneficial interest in a Restricted Global Security, shall deliver to the Trustee written instructions, or such other form of instructions as is customary for the Depositary, and the following additional information and documents in such form as is customary for the Depositary (all of which may be submitted by facsimile or electronically):

                  (i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                  (ii) if such beneficial interest is being transferred (1) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (2) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
         (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

         Upon receipt of such written instructions and other information in accordance with the immediately preceding sentence, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

         (e) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may request, subject to the Applicable Procedures, to transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). The Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security, shall deliver to the Trustee written instructions or such other form of instructions as is customary for the Depositary (all of which may be submitted by facsimile or electronically) and a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. Upon receipt of such written instructions and other information in accordance with the immediately preceding sentence, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

         (f) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(b) that required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

                  (i) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (ii) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities; provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                           (A) shall be duly endorsed or accompanied by a
                  written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a);

                           (B) in the case of a Restricted Certificated Security
                  to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (1) if such Restricted Certificated Security
                           is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                                    (2) if such Restricted Certificated Security
                           is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (2), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

                           (C) in the case of a Restricted Certificated Security
                  to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

                           (D) in the case of an Unrestricted Certificated
                  Security to be transferred or exchanged for a beneficial interest in an

                  Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

                           (E) in the case of an Unrestricted Certificated
                  Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

         (g) (i) Except as permitted by the following paragraphs (ii) and (iii), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a Legend as required by Section 2.12(a) (each a "TRANSFER RESTRICTED SECURITY" for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a Transfer Certificate in substantially the form called for by Exhibit B hereto.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this paragraph (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                           (A) in the case of any Restricted Certificated
                  Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(f)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

                           (B) in the case of any beneficial interest in a
                  Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(b); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

                  (iii) Upon the exchange, registration of transfer or replacement of Securities not bearing the Legend described in paragraph
         (i) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such Legend and that do not have a Transfer Certificate attached thereto.

                  (iv) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                  (v) Any certificate representing Common Stock issued upon conversion, exchange or upon repurchase in connection with a Fundamental Change of any Security shall also bear a Legend in substantially the form indicated in Section 2.12(a) above for so long as any such predecessor Security would have been required pursuant to such Section 2.12(a) above to bear such Legend.

                  (vi) Any Securities or shares of Common Stock issued upon the conversion of a Security that are repurchased or owned by the Company or any Subsidiary thereof, may not be resold by the Company or such Subsidiary unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Stock, as the case may be, no longer being "restricted securities" as defined under Rule 144.

                  Section 2.13 . CUSIP Numbers. The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                           REDEMPTION AND REPURCHASES

         Section 3.01 . Optional Redemption by the Company; Notice to Trustee.
(a) Prior to August 6, 2009, the Securities shall not be redeemable at the Company's option.

         (b) [Intentionally Omitted.]

         (c) On or after August 6, 2009, the Company, at its option, may redeem the Securities, in whole or from time to time in part, in accordance with this
Article 3 for Cash at a price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest, if any, to, but excluding the Redemption Date (the "REDEMPTION PRICE"); provided that if the Redemption Date falls after an Interest Payment Record Date and on or before the corresponding Interest Payment Date, then the interest due on such Interest Payment Date shall be payable to the Holders in whose name the Securities are registered at the close of business on the relevant Interest Payment Record Date and the Redemption Price shall only be 100% of the principal amount of the Securities being redeemed. Notwithstanding the foregoing, the Company may not redeem the Securities if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Redemption Date.

         If the Company elects to redeem Securities pursuant to this Section 3.01(c), it shall notify each Holder whose Securities are to be redeemed in a notice of such redemption (a "REDEMPTION NOTICE") mailed at least 20 Business Days, but not more than 60 Business Days, prior to the Redemption Date as fixed by the Company, specifying the Redemption Date, the principal amount of Securities to be redeemed, the Redemption Price, and other such items as required pursuant to Section 3.03. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

         Section 3.02 . Selection of Securities to be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, consistent with the Applicable Procedures. If a portion of Securities is selected for partial redemption and a Holder elects to convert a portion of Securities pursuant to Section 5.01, except to the extent the

Exchange Institution satisfies the Company's obligation hereunder and under the Securities, the converted portion of the Securities will be deemed to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         Section 3.03 . Notice of Redemption. The Company shall mail or cause to be mailed, within the time period set forth in Section 3.01(c), by first class mail, a Redemption Notice to each Holder whose Securities are to be redeemed at such Holder's registered address.

         The Redemption Notice shall identify the Securities to be redeemed and shall state:

         (a) the Redemption Date;

         (b) the Redemption Price;

         (c) the then current Conversion Rate and Conversion Price;

         (d) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

         (e) the name and address of the Paying Agent and Conversion Agent;

         (f) that Securities called for redemption, if Certificated Securities, must be presented and surrendered to a Paying Agent to collect the Redemption Price;

         (g) the Holder's right to convert the Securities;

         (h) that Holders who wish to convert Securities selected for redemption must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements in Section 5.02 of this Indenture;

         (i) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the applicable Redemption Date; and

         (j) the CUSIP number, if any, printed on the Securities being redeemed.

         At the Company's request, the Trustee shall give the Redemption Notice in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the applicable Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Section 3.04 . Effect of Notice of Redemption. Once a Redemption Notice is mailed in accordance with Section 3.03 hereof, Securities called for redemption (unless previously converted other than pursuant to Section 5.13) become due and payable on the applicable Redemption Date at the Redemption Price stated in the Redemption Notice. A Redemption Notice under Section 3.03 may not be conditional. The Redemption Price shall be paid to a Holder promptly following the later of (i) the Redemption Date with respect to the Security of such Holder, and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof for redemption pursuant to the Redemption Notice. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the applicable interest rate.

         Section 3.05 . Deposit of Redemption Price. On or before 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the aggregate Redemption Price of all the Securities or portions thereof that are to be redeemed on such Redemption Date. The manner in which the deposit required by this Section 3.05 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on or before 10:00 a.m. New York City time on the Redemption Date.

         If the Paying Agent (other than the Company or an Affiliate or Subsidiary of the Company) holds, in accordance with the terms hereof, Cash sufficient to pay the Redemption Price of any Securities for which a Redemption Notice has been given in accordance with this Indenture, then, immediately after the Redemption Date, interest shall cease to accrue on such Securities for which a Redemption Notice has been given, such Securities shall cease to be outstanding, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

         Section 3.06 . Securities Redeemed In Part. Any Security that is to be redeemed only in part shall be surrendered at the office of a Paying Agent, and promptly after the Redemption Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge except that the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect of any Securities being registered in a name other than that of the Holder of the Security or Securities to be redeemed, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not redeemed.

         Section 3.07 . Repurchase at Option of Holder on Specified Dates.

         (a) The Company shall repurchase, at the option of the Holder thereof, all or any portion of the Securities held by such Holder for Cash, in integral multiples of $1,000, on August 1, 2011, August 1, 2014 and August 1, 2019 (and if any such day is not a Business Day, on the following Business Day) (each, a "REPURCHASE DATE"). The repurchase price shall be equal to 100% of the principal amount of the Securities being purchased (each, an "OPTION REPURCHASE PRICE"). Accrued and unpaid interest on Securities submitted for repurchase on each Repurchase Date shall be paid on such Repurchase Date to the Holders in whose name the Securities are registered at the close of business on the relevant Interest Payment Record Date. Notwithstanding the foregoing, the Company may not repurchase the Securities, at the option of the Holder thereof, if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Repurchase Date.

         (b) On or before the 20th Business Day prior to the Repurchase Date, the Company shall mail or cause to be mailed a written notice by first class mail to the Trustee and to each Holder at such Holder's registered address (and to beneficial owners as required by applicable law) (the "HOLDER OPTION NOTICE"). The Holder Option Notice shall include the form of Option Repurchase Notice to be completed by a Holder and returned to the Company in the event that such Holder elects such repurchase right and shall state:

                  (i) The Repurchase Date;

                  (ii) the date by which the Option Repurchase Notice must be delivered pursuant to this Section 3.07 in order for a Holder to exercise the repurchase right;

                  (iii) the Option Repurchase Price;

                  (iv) the Holder's right to require the Company to repurchase the Securities;

                  (v) that any Security not tendered for repurchase will continue to accrue interest;

                  (vi) that Securities as to which an Option Repurchase Notice has been given may be converted pursuant to the terms of this Indenture only if the Option Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (vii) the name and address of the Paying Agent and the Conversion Agent;

                  (viii) the Conversion Rate and Conversion Price on each outstanding security and any adjustments thereto;

                  (ix) the procedures that the Holder must follow to exercise rights under this Section 3.07;

                  (x) the procedures for withdrawing an Option Repurchase Notice, including a form of notice of withdrawal;

                  (xi) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities;

                  (xii) that Holders electing to have any Securities repurchased shall be required to surrender the Securities, properly endorsed, with the Option Repurchase Notice completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the applicable Repurchase Date;

                  (xiii) that Holders shall be entitled to withdraw their election if the Paying Agent receives from the Holder, not later than the close of business on the Business Day immediately preceding the applicable Repurchase Date, facsimile transmission, letter or any other written form setting forth the name of the Holder, the principal amount of Securities delivered for repurchase, and a statement that such Holder is withdrawing its Option Repurchase Notice;

                  (xiv) that Holders whose Securities are being repurchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

                  (xv) the CUSIP number, if any, printed on the Securities being repurchased.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures.

         No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders' rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.07.

         At the Company's request, the Trustee shall give the Holder Option Notice in the Company's name and at the Company's expense, so long as the Company has delivered to the Trustee, at least 30 days prior to the applicable Repurchase Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as set forth above in this Section 3.07(b).

         (c) A Holder may exercise its right specified in Section 3.07(a) upon delivery of a written notice (which shall be in substantially the form as set forth on the reverse of Security included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in each case in accordance with Applicable Procedures) of the exercise of such rights (an "OPTION REPURCHASE NOTICE") to the Paying Agent at any time from the opening of business on the 20th Business Day preceding the applicable Repurchase Date until the close of business on the Business Day immediately preceding the applicable Repurchase Date, stating:

                  (i) the certificate number of the Security that the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

                  (ii) the portion of the principal amount of the Securities that the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

                  (iii) that such Securities shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

         A Paying Agent shall promptly notify the Company of the receipt by it of any such Option Repurchase Notice. The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Option Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Option Repurchase Price therefor.

         If the Securities are not in certificated form, Holders must deliver their Securities in accordance with the Applicable Procedures.

         (d) Upon receipt by the Paying Agent of a duly completed Option Repurchase Notice, the Holder of the Security in respect of which such Option Repurchase Notice was given shall (unless such Option Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Option Repurchase Price with respect to such Security. Such Option Repurchase Price shall be paid to such Holder promptly following the later of (i) the applicable Repurchase Date with respect to such Security (provided the conditions in Section 3.07(c) have been satisfied) and (ii) the time of delivery of such Security (together with necessary endorsements) to the Paying Agent by the Holder thereof in the manner required by Section 3.07(c). Securities in respect of which an Option Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 on or after the date of the delivery of such Option Repurchase Notice unless such Option Repurchase Notice has first been validly withdrawn as specified in Section 3.07(e).

         (e) An Option Repurchase Notice may be withdrawn in whole or in a portion thereof that is a principal amount of $1,000 or an integral multiple thereof by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in each case in accordance with Applicable Procedures) of withdrawal delivered to the office of the Paying Agent in accordance with the Option Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

                  (i) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;

                  (ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Security that remains subject to the original Option Repurchase Notice and that has been or will be delivered for repurchase by the Company.

         The Paying Agent shall promptly notify the Company of the receipt by it of any such notice of withdrawal.

         (f) On or before 10:00 a.m., New York City time, on a Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Option Repurchase Price of all the Securities or portions thereof that are to be repurchased on such Repurchase Date. The manner in which the deposit required by this Section 3.07(f) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on or before 10:00 a.m. New York City time on the Repurchase Date.

         If the Paying Agent (other than the Company or an Affiliate or Subsidiary of the Company) holds, in accordance with the terms hereof, Cash sufficient to pay the Option Repurchase Price of any Securities for which an Option Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, immediately after the Repurchase Date, interest shall cease to accrue on such Securities, such Securities shall cease to be outstanding, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Option Repurchase Price upon delivery of such Securities). The Company shall publicly announce the principal amount of Securities repurchased as soon as practicable after each Repurchase Date.

         (g) Any Security that is to be repurchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge except that the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect of any Securities being registered in a name other than that of the Holder of the Security or Securities to be repurchased, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not repurchased.

         (h) In connection with any offer to repurchase Securities under Section
3.07 and Section 3.08 hereof, the Company shall:

                  (i) comply in all material respects with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then apply;

                  (ii) file the related Schedule TO, if required, or any other required schedule under the Exchange Act, as applicable; and

                  (iii) otherwise comply with all federal and state securities laws.

         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.07 or Section 3.08, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 3.07 or Section 3.08.

         If any Security being repurchased pursuant to this Section 3.07 or
Section 3.08 shall not be so paid upon surrender for repurchase, the principal shall, until paid, bear interest from the Repurchase Date at the applicable interest rate.

         (i) To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.07(f) exceeds the aggregate Option Repurchase Price of the Securities or portions thereof that the Company is obligated to repurchase, then, promptly after the Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess Cash to the Company.

         Section 3.08 . Repurchase at Option of Holders Upon a Fundamental
Change.

         (a) If there shall occur a Fundamental Change at any time prior to the Final Maturity Date, then each Holder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000 principal amount, on a date (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which shall be no less than 30 days nor more than 60 days after the date of the Fundamental Change Repurchase Notice, at a repurchase price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to but excluding the Fundamental Change Repurchase Date (the "FUNDAMENTAL CHANGE REPURCHASE PRICE"), payable in Cash, plus a Make Whole Premium, if any, payable in Common Stock (or in the same form of consideration into which the Common Stock has been converted or exchanged into in connection with such Fundamental Change), determined as described in Article 4; provided that if the Fundamental Change Repurchase Date falls after an Interest Payment Record Date and on or before the corresponding Interest Payment Date, then the interest due on such Interest Payment Date shall be payable to the Holders in whose name the Securities are registered at the close of business on the relevant Interest Payment Record Date and the Fundamental Change Repurchase Price shall only be 100% of the principal amount of the Securities being repurchased (plus a Make Whole Premium, if any). Notwithstanding the foregoing, the Company may not repurchase the Securities upon the occurrence of a Fundamental Change if the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Repurchase Date.

         (b) Within 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee and to each Holder at such Holder's registered address (and to beneficial owners as required by applicable law) (the "FUNDAMENTAL CHANGE NOTICE"). The Fundamental Change Notice shall include the form of Fundamental Change Repurchase Notice to be completed by the Holder in the event the Holder elects such right to repurchase and shall state:

                  (i) the date of such Fundamental Change and, briefly, the terms and conditions of such Fundamental Change;

                  (ii) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.08 must be given;

                  (iii) the Fundamental Change Repurchase Date;

                  (iv) the Holder's right to require the Company to repurchase the Securities and the consideration to be paid therefor (including the Additional Premium, if any);

                  (v) briefly, the conversion rights of the Securities;

                  (vi) the then current Conversion Rate and Conversion Price;

                  (vii) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities;

                  (ix) the procedures required for exercise of the repurchase option upon the Fundamental Change pursuant to this Section 3.08;

                  (x) the procedures for withdrawing a Fundamental Change Repurchase Notice, including a form of notice of withdrawal;

                  (xi) the name and address for the Paying Agent and the Conversion Agent; and

                  (xii) the CUSIP number, if any, printed on the Securities being repurchased.

         The Company shall cause a copy of the Fundamental Change Notice to be published in a newspaper of general circulation in the Borough of Manhattan, the City of New York, which newspaper shall be The Wall Street Journal, if still in circulation at such time.

         (c) A Holder may exercise its right specified in Section 3.08(a) upon delivery of a properly completed written notice (which shall be in substantially the form as set forth on the reverse of the Security included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in each case in accordance with the Depositary's customary procedures) of the exercise of such rights (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

                  (i) the certificate number of the Security that the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

                  (ii) the portion of the principal amount of the Securities that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

                  (iii) that such Securities shall be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and this Indenture.

         The delivery of such Security (other than a Global Security) to the Paying Agent with, or at any time after delivery of, the Fundamental Change Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price and Make Whole Premium, if any, therefor. A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice.

         If the Securities are not in certificated form, Holders must deliver their Securities in accordance with the Applicable Procedures.

         (d) Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice, duly completed, specified in Section 3.08(c), the Holder of the Securities in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Repurchase Price and the Make Whole Premium, if any, with respect to such Security. Such Fundamental Change Repurchase Price and such Make Whole Premium, if any, shall be paid to such Holder promptly following the later of (i) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.08(c) have been satisfied) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.08(e).

         (e) A Fundamental Change Repurchase Notice may be withdrawn in whole or in a portion thereof that is a principal amount of $1,000 or an integral multiple thereof by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in each case in accordance with the Applicable Procedures) of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day preceding the Fundamental Change Repurchase Date, specifying:

                  (i) the certificate number, if any, or the appropriate Depositary procedures, if applicable, or the Security in respect of which such notice of withdrawal is being submitted;

                  (ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Security that remains subject to the original Fundamental Change Repurchase Notice and that has been or will be delivered for repurchase by the Company.

         A Paying Agent shall promptly notify the Company of the receipt by it of any such notice of withdrawal.

         (f) On or before 10:00 a.m. New York City time on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Fundamental Change Repurchase Date) sufficient to pay the aggregate Fundamental Change

Repurchase Price, and the amount of consideration sufficient to pay the Make Whole Premium, if any, of all the Securities or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date. The manner in which the deposit required by this Section 3.08(f) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds and other consideration, if applicable, on or before 10:00 a.m. New York City time on the Fundamental Change Repurchase Date.

         If a Paying Agent (other than the Company or an Affiliate or Subsidiary of the Company) holds, in accordance with the terms hereof, Cash sufficient to pay the Fundamental Change Repurchase Price, and consideration sufficient to pay the Make Whole Premium, if any, of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after the Fundamental Change Repurchase Date, such Security shall cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price and the Make Whole Premium, if any, as aforesaid). The Company shall publicly announce the principal amount of the Securities repurchased as a result of such Fundamental Change as soon as practicable after the Fundamental Change Repurchase Date.

         (g) Any Security that is to be repurchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge except that the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect of any Securities being registered in a name other than that of the Holder of the Security or Securities to be repurchased, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not repurchased.

         (h) To the extent that the aggregate amount of Cash, or the aggregate amount of consideration in respect of the Make Whole Premium, if any, deposited by the Company pursuant to Section 3.08(f) exceeds the aggregate Fundamental Change Repurchase Price, and the aggregate Make Whole Premium, if any, of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess Cash or consideration to the Company.

                                    ARTICLE 4

                               MAKE WHOLE PREMIUM

         Section 4.01 . Make Whole Premium. (a) If a Fundamental Change occurs prior to August 6, 2009, the Company shall pay the Make Whole Premium to Holders of the Securities who convert their Securities in connection with a Fundamental Change pursuant to Section 5.01(b) and to Holders of the Securities who tender their Securities for repurchase in connection with such Fundamental Change pursuant to Section 3.08. The Make Whole Premium shall be paid on the Fundamental Change Repurchase Date in either case and shall be paid solely in shares of the Common Stock (other than Cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Fundamental Change, as described below. No Make Whole Premium shall be paid if the Stock Price (as defined below) is less than $24.83. The Make Whole Premium shall be equal to a percentage (the "ADDITIONAL PREMIUM") of the principal amount of the Securities. The Additional Premium will be in addition to, and not in substitution for, any Cash, securities, or other assets otherwise due to Holders of Securities upon conversion, repurchase or redemption as described in this Indenture.

         (b) The Make Whole Premium shall be determined as follows:

                  (i) "EFFECTIVE DATE" means the date that a Fundamental Change becomes effective.

                  (ii) "STOCK PRICE" means the price paid (or deemed to be paid) per share of Common Stock in the transaction constituting the Fundamental Change, determined as follows:

                           (A) If holders of the Common Stock receive only Cash
                  in the Fundamental Change, the Stock Price shall be the Cash amount paid per share of Common Stock; or

                           (B) Otherwise, the Stock Price shall be the average
                  Sale Price of the Common Stock for the 10 consecutive Trading Days immediately prior to but not including the Effective Date.

                  (iii) Additional Premium means the percentage set forth on the table below (the "ADDITIONAL PREMIUM TABLE") for the Stock Price and the Effective Date:

          ADDITIONAL PREMIUM UPON FUNDAMENTAL CHANGE (% OF FACE VALUE)

                                 EFFECTIVE DATE
                                 --------------

                 AUGUST 9,     AUGUST 1,     AUGUST 1,    AUGUST 1,     AUGUST 1,    AUGUST 6,
STOCK PRICE        2004          2005          2006         2007          2008         2009
-----------        ----          ----          ----         ----          ----         ----
  $24.83          7.6000        7.1000        6.2000       4.6000        1.6000       0.0000
  $25.00          8.0000        7.5000        6.6000       5.0000        1.9000       0.0000
  $30.00         21.4000       20.3000       18.6000      16.1000       11.9000       0.0000
  $35.00         20.5000       19.1000       17.1000      14.1000        9.2000       0.0000
  $40.00         18.5000       16.8000       14.6000      11.3000        6.3000       0.0000
  $45.00         16.8000       15.0000       12.6000       9.2000        4.4000       0.0000
  $50.00         15.5000       13.6000       11.0000       7.7000        3.2000       0.0000
  $55.00         14.4000       12.4000        9.8000       6.5000        2.4000       0.0000
  $60.00         13.5000       11.4000        8.8000       5.6000        1.9000       0.0000
  $65.00         12.7000       10.6000        8.1000       5.0000        1.5000       0.0000
  $70.00         12.0000        9.9000        7.5000       4.4000        1.3000       0.0000
  $75.00         11.5000        9.5000        6.9000       4.0000        1.1000       0.0000
  $80.00         11.0000        8.9000        6.5000       3.7000        1.1000       0.0000
  $90.00         10.2000        8.1000        5.8000       3.3000        0.9000       0.0000
  $100.00         9.6000        7.6000        5.4000       3.0000        0.9000       0.0000
  $110.00         9.2000        7.1000        5.0000       2.8000        0.9000       0.0000
  $120.00         8.8000        6.9000        4.8000       2.7000        0.9000       0.0000

The exact Stock Price and Effective Dates may not be set forth on the table, in which case, if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Additional Premium shall be determined by straight-line interpolation between Additional Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year. The Stock Prices set forth in the column headers are subject to adjustment pursuant to Section 4.02.

                  (iv) "MAKE WHOLE PREMIUM" means the amount per $1,000 principal amount of Securities equal to:

                           (A) if the Effective Date is on or after August 6,
                  2009, $0;

                           (B) if the Stock Price is less than or equal to
                  $24.83 (subject to adjustment pursuant to Section 4.02) (the "STOCK PRICE THRESHOLD"), $0; and

                           (C) if the Stock Price is more than $120.00 (subject
                  to adjustment pursuant to Section 4.02) (the "STOCK PRICE CAP"), the dollar amount equal to the Additional Premium for the relevant Effective Date in the row corresponding to a Stock Price of $120.00 times $1,000 divided by 100; and

                           (D) otherwise, the dollar amount equal to the
                  Additional Premium times $1,000 divided by 100.

         (c) The Company shall pay the Make Whole Premium solely in shares of Common Stock (other than Cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Fundamental Change. If holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such Fundamental Change, then for purposes of the foregoing, the forms of consideration in which the Make Whole Premium shall be paid shall be in proportion to the different forms of consideration paid to holders of Common Stock in connection with such Fundamental Change.

         (d) The value of the shares of Common Stock or other consideration for purposes of determining the number of shares of Common Stock or other consideration to be issued or delivered, as the case may be, in respect of the Make Whole Premium shall be calculated as follows:

                  (i) in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including Cash), then the consideration shall be valued as follows:

                           (A) securities that are traded on a United States
                  national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices shall be valued at 98% of the average Sale Price for the 10 consecutive Trading Days immediately prior to but excluding the Fundamental Change Repurchase Date,

                           (B) other securities, assets or property (other than
                  Cash) that holders will have the right to receive shall be valued based on 98% of the average of the fair market value of such securities, assets or property (other than Cash) as determined on the Business Day immediately prior to the Fundamental Change Repurchase Date by two independent nationally recognized investment banks selected by the Trustee, and

                           (C) 100% of any Cash.

                  (ii) in all other cases, the value of each share of Common Stock shall equal 98% of the average Sale Price of the Common Stock for the 10 consecutive Trading Days prior to but excluding the Fundamental Change Repurchase Date.

Notwithstanding the foregoing, in no event shall the value of each share of Common Stock be less than 50% of the Stock Price used to determine the amount of the Make Whole Premium.

         (e) A Calculation Agent appointed from time to time by the Company shall, on behalf of and on request by the Company, calculate
                  (A) the Stock Price, and (B) the Additional Premium and Make Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price, Additional Premium and Make Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee make the determinations described in Section 4.01(d) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the day prior to the Fundamental Change Repurchase Date. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, (X) shall notify the Holders of the Stock Price and Make Whole Premium per $1,000 principal amount of Securities with respect to a Fundamental Change as part of the Fundamental Change Notice and (Y) shall notify the Holders, by registered first-class mail, promptly upon the opening of business on the Fundamental Change Repurchase Date of the number of shares of Common Stock (or such other securities, assets or property (including Cash) into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be paid in respect of the Make Whole Premium in connection with such Fundamental Change, in the manner provided in this Indenture, and the Company shall also publicly announce such information. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall verify, in writing, all calculations made by the Calculation Agent pursuant to this Section 4.01(e).

         (f) On or prior to the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) an amount of shares of Common Stock (or in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including Cash), an amount of such other securities or other assets or property (including Cash)) sufficient to pay the Make Whole Premium with respect to all the Securities to be repurchased on such date and all the Securities converted in connection with such Fundamental Change; provided that if such payment is made on the Fundamental Change Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment of the Make Whole Premium for Securities surrendered for repurchase (and not withdrawn) within the period described in Section 3.08 or surrendered for conversion within the period described in Section 5.01(b), shall be made promptly on the Fundamental Change Repurchase Date by mailing checks in respect of Cash and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the register kept by the Registrar.

         Section 4.02 . Adjustments Relating to Make Whole Premium. Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to
Section 5.05, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Additional Premium Table shall be adjusted. The adjusted Stock Price Threshold, Stock Price Cap and Stock Prices set forth in the Additional Premium Table shall equal the Stock Price Threshold, Stock Price Cap and such Stock Prices, as the case may be, immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to such adjustment and the denominator of which is the Conversion Rate so adjusted.

                                    ARTICLE 5
                                   CONVERSION

         Section 5.01 . Conversion Right. (a) Subject to and upon compliance with the provisions of this Article 5 and in Paragraph 10 of the Security, at the option of the Holder thereof, any Security the principal amount of which is a multiple of $1,000, in whole or in part, may be converted at any time at a conversion rate (the "CONVERSION RATE") initially of 32.7430 shares of Common Stock per $1,000 principal amount of Securities on or prior to the Business Day immediately preceding the Final Maturity Date. The initial Conversion Rate is equivalent to a conversion price (the "CONVERSION PRICE") of approximately $30.5409 per share of Common Stock, and is subject to adjustment pursuant to
Section 5.05.

         (b) If a Holder converts Securities at any time beginning 10 days before the scheduled Effective Date of any Fundamental Change (or, in the case of a Fundamental Change described in clause (3) or clause (4) of the definition of Change of Control, at any time beginning on the Effective Date of such Fundamental Change) and ending at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, such Holder shall receive:

                  (i) the Make Whole Premium, if any, which shall be in an amount and form determined as set forth in Article 4, and shall be paid on the relevant Fundamental Change Repurchase Date; plus

                  (ii) (A) if such Securities are surrendered for conversion such that the record date for receiving distributions in connection with any Fundamental Change described in clause (1) or (5) of the definition of Change of Control (or if earlier, or if there is no record date, the Effective Time of such Fundamental Change) occurs on or after the second Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period, Cash, and with respect to the portion of the Conversion Obligation in excess of the aggregate principal amount of Securities being converted (if any), Cash, the kind of securities and other assets or property (including Cash) received by holders of the Common Stock in such Fundamental Change, or a combination thereof, at the election of the Company or other obligor hereunder in the same manner as described in Section 5.04(a) and
         Section 5.04(b); or

                           (B) in all other events, Cash, or a combination of
                  Cash and Common Stock, in the same manner as described in
                  Section 5.04(a) and Section 5.04(b); plus

                  (iii) accrued but unpaid interest on such Securities, if any, to, but excluding the Conversion Date, which interest shall be payable in Cash, such interest to be paid on the first Business Day immediately following the Conversion Date.

If any Holder surrenders Securities for conversion, in connection with any Fundamental Change in the period described in this Section 5.01(b), the Company shall not have the option to elect to have such Securities offered to the Exchange Institution for exchange in lieu of the Company converting the Securities as set forth in Section 5.13.

         (c) [Intentionally Omitted.]

         (d) [Intentionally Omitted.]

         (e) [Intentionally Omitted.]

         (f) If a Holder converts its Securities at any time beginning 10 days before the scheduled Effective Date of any Fundamental Change described in clause (1) or (5) of the definition of Change of Control and ending at the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date, to the extent that the resulting Cash Settlement Averaging Period includes Trading Days that occur prior to and/or on or after the

Effective Time of such Fundamental Change, for each such Trading Day occurring prior to the Effective Time of such Fundamental Change, "the average Sale Price of the Common Stock" (as such phrase is used in the definition of Conversion Obligation) and "the Sale Price of the Common Stock for such Trading Day" (as such phrase is used in Section 5.04(a)(ii)(B)) shall be computed with reference to the Common Stock, and for each such Trading Day occurring on or after the Effective Time of such Fundamental Change, "the average Sale Price of the Common Stock" (as such phrase is used in the definition of Conversion Obligation) and "the Sale Price of the Common Stock for such Trading Day" (as such phrase is used in Section 5.04(a)(ii)(B)) shall be deemed to be "the average Sale Price of the per share consideration received by holders of the Common Stock in connection with the relevant Fundamental Change" and "the Sale Price of the per share consideration received by holders of the Common Stock in connection with the relevant Fundamental Change for such Trading Day," as the case may be.

         (g) Except in the event of a Fundamental Change described in clause (3) or clause (4) of the definition of Change of Control, to the extent practicable, the Company shall give notice to the Trustee and the Holders of Securities of the scheduled Effective Date for such Fundamental Change not more than 30 Business Days nor less than 10 Business Days prior to such scheduled Effective Date. In the event of any Fundamental Change described in clause (3) or clause
(4) of the definition of Change of Control, the Company shall give notice to the Trustee and the Holders of Securities of the occurrence of such Fundamental Change as promptly as practicable after the occurrence of such Fundamental Change.

         Section 5.02 . Conversion Procedure.

         (a) If a Holder has submitted the Holder's Securities for repurchase upon a Fundamental Change, such Holder may convert such Securities only upon a withdrawal of such Holder's Fundamental Change Repurchase Notice prior to the Fundamental Change Repurchase Date in accordance with Section 3.08(e). If a Holder has delivered an Option Repurchase Notice, such Holder may convert the Securities subject to such Option Repurchase Notice only upon withdrawal of such Option Repurchase Notice in accordance with Section 3.07(e). A Holder's right to convert its Securities if such Securities have been called for redemption pursuant to Section 3.01 shall terminate at the close of business on the Business Day prior to such Redemption Date, unless the Company defaults in making payment due upon redemption.

         (b) The right to convert any Security may be exercised if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent (which initially shall be the Trustee) through the facilities of the Depositary in accordance with the Applicable Procedures, or if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by

                  (i) a completed and duly signed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a "CONVERSION NOTICE");

                  (ii) if the Security is represented by a Certificated Security and such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section
         2.07 regarding the loss, theft, destruction or mutilation of the Security;

                  (iii) appropriate endorsements and transfer documents if required by the Conversion Agent; and

                  (iv) payment of any tax or duty, in accordance with Section 5.03, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security.

The first date on which the Holder satisfies all of the above requirements in respect of a Security is the "CONVERSION DATE."

         (c) Subject to the requirements of Section 5.04, as soon as practical on or after the last Trading Day of the Cash Settlement Averaging Period, but in no event later than second Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period, the Company shall, subject to its right to elect to have such Securities offered to the Exchange Institution for exchange as set forth in Section 5.13, deliver to the Conversion Agent Cash, and shall deliver through the Conversion Agent, in accordance with the Applicable Procedures, a certificate for the number of shares of Common Stock, if any, issuable upon the conversion of that Security (or other securities, assets or property (including Cash), as the case may be), such amounts as determined pursuant to Section 5.04.

         (d) The person in whose name any certificate is registered shall be treated as a stockholder of record on and after the Conversion Date. Anything herein to the contrary notwithstanding, in the case of Global Securities, Conversion Notices shall be delivered and such Securities shall be surrendered for conversion in accordance with the Applicable Procedures.

         (e) If any Securities are converted during the period after any Interest Payment Record Date and prior to the next Interest Payment Date, interest on such Securities shall be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holder of such Securities on the preceding Interest

Payment Record Date; provided, however, that if a Conversion Date falls after an Interest Payment Record Date and prior to the next Interest Payment Date, then, except as described in the next sentence, the Holder shall include with the applicable Conversion Notice a payment equal to the interest payable on such Interest Payment Date on the principal amount of Securities being converted. The Holder shall not be required to provide the interest payment to the Company described in the preceding sentence (1) if the Company has called the Securities for redemption on a Redemption Date that is after an Interest Payment Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Payment Record Date and on or prior to the next Interest Payment Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities. If any Securities are converted after an Interest Payment Date but on or before the next Interest Payment Record Date, no interest will be paid on such Securities.

         Section 5.03 . Taxes on Conversion. If a Holder converts a Security (including pursuant to Section 5.13), the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Stock upon the conversion, except that a Holder shall reimburse the Company any such tax that is payable by the Company on such Holder's behalf as a result of the shares being issued in a name other than such Holder's and the Company shall not be required to issue or deliver any certificate representing Common Stock upon the conversion of a Security unless and until the Holder or Holders requesting the issue thereof shall have reimbursed to the Company for such amount.

         Section 5.04 . Payment Upon Conversion. (a) In the event that the Company receives a Holder's Conversion Notice on or prior to the day that is 20 days prior to Final Maturity Date or, with respect to Securities being redeemed pursuant to Section 3.01, the applicable Redemption Date (the "FINAL NOTICE DATE"), the following procedures shall apply:

                  (i) Subject to the Company's right to elect to have such Securities offered to the Exchange Institution for exchange in lieu of the Company converting the Securities as set forth in Section 5.13, the Company shall be required to pay to such Holder in Cash the lesser of
         (A) the Conversion Obligation and (B) the principal amount of Securities being converted. With respect to the remaining portion, if any, of the Conversion Obligation in excess of the principal amount of the Securities being converted, the Company may elect to satisfy such obligation in Cash, shares of Common Stock or a combination thereof. The Company shall notify such Holder through the Trustee of the amount (the "CASH AMOUNT") of the Conversion Obligation that it shall satisfy in Cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount of not less than $1,000 per $1,000 principal amount of Securities being converted) at any time on or before the date that is two Business Days following receipt of such Holder's Conversion Notice (the "CASH SETTLEMENT NOTICE PERIOD"). If, at the end of the Cash Settlement Averaging Period, the Conversion Obligation is less than the Cash Amount, the Company shall deliver Cash only to the extent of the Conversion Obligation. If the Company timely elects to satisfy 100% of the Conversion Obligation in Cash or to pay a Cash Amount in excess of $1,000 per principal amount of Securities to be converted, such Holder may retract its Conversion Notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"). If no such election is made, no such retraction can be made (and such Conversion Notice shall be irrevocable).

                  (ii) The amount to be paid to a converting Holder shall be computed as follows:

                           (A) If the Company elects to satisfy the entire
                  obligation with respect to the Securities being converted in Cash, the Company shall pay to such Holder, for each $1,000 principal amount of Securities being converted, Cash in an amount equal to the Conversion Obligation, and

                           (B) if the Company elects to satisfy a fixed portion
                  (other than 100%) of the Conversion Obligation in Cash, the Company shall pay to such Holder, for each $1,000 principal amount of Securities being converted, (a) Cash equal to the lesser of (i) the Cash Amount and (ii) the Conversion Obligation, plus, to the extent that the Conversion Obligation exceeds the Cash Amount, (b) a number of shares of the Common Stock equal to the sum of, for each Trading Day in the Cash Settlement Averaging Period, (x) 10% of the difference between the Conversion Obligation and the Cash Amount, divided by (y) the Sale Price of the Common Stock for such Trading Day.

Pursuant to the foregoing clause (ii)(B)(b) and if the Company elects to satisfy its conversion obligation thereunder, to the extent that the Securities are at any time convertible into other securities, assets or property (including Cash) in addition to, or in lieu of, Common Stock, the Company shall deliver, in addition to Cash in an amount equal to the lesser of the Cash Amount and the Conversion Obligation to the extent that the Conversion Obligation exceeds the Cash Amount, a number of shares of the Common Stock and/or an amount of such other securities, assets or property (including Cash) attributable to one share of Common Stock in connection with the reclassification, merger, consolidation, dividend, distribution, sale, lease, conveyance, other disposition of all or substantially all of the Company's assets or other transaction pursuant to which the Securities became convertible into other securities, assets or property (including Cash) (the type and relative allocation of consideration to be delivered upon conversion to be the same as if the entire Security were converted without giving effect to the settlement provisions set forth in this Section) equal to, the sum of, for each Trading Day in the Cash Settlement Averaging Period, (x) 10% of the difference between the Conversion Obligation and the Cash Amount, divided by (y) the sum of
(i) the Sale Price of the Common Stock (if Common Stock will be delivered) and
(ii) the Sale Price of the amount of such other securities, assets or property (including Cash) attributable to one share of Common Stock in connection with the reclassification, merger, consolidation, dividend, distribution, sale, lease, conveyance, other disposition of all or substantially all of the Company's assets or other transaction pursuant to which the Securities became convertible into other securities, assets or property (including Cash) (as may have been previously adjusted pursuant to the anti-dilution adjustments referred to in the last sentence of the first paragraph of Section 5.05(c) and the second to last sentence of the first paragraph of Section 5.10) in addition to, or in lieu of, the Common Stock, in each case, for such Trading Day .

                  (iii) Fractional shares of Common Stock will not be issued. In lieu of fractional shares, the Company shall pay Cash for all fractional shares of Common Stock. The Cash payment for fractional shares will be based on the Sale Price of the Common Stock on the last Trading Day of the Cash Settlement Averaging Period. Settlement with respect to the Conversion Obligation (in Cash and shares of Common Stock, if any) shall occur on the second Business Day following the Cash Settlement Averaging Period.

         (b) In the event that the Company receives a Holder's Conversion Notice after the Final Notice Date, subject to the Company's right to elect to have such Securities offered to the Exchange Institution for exchange in lieu of the Company converting the Securities as set forth in Section 5.13, the Company shall not send individual notices of its election to satisfy all or any portion of the Conversion Obligation in excess of $1,000 per $1,000 principal amount of Securities being converted in Cash. Instead, if the Company chooses to satisfy all or any portion of the Conversion Obligation in Cash after the Final Notice Date, it shall send, on or prior to the Final Notice Date, a single notice, to the Trustee, of the dollar amount to be satisfied in Cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount of not less than $1,000 per $1,000 principal amount of Securities being converted). The amount to be paid to a converting Holder shall be computed and dates for settlement of such conversion shall be determined in the same manner as set forth above in Section 5.04(a) except that the "Cash Settlement Averaging Period" shall be the ten Trading Day period ending on the Trading Day immediately preceding the Final Maturity Date or the applicable Redemption Date, as the case may be.

         (c) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, the number of shares of Common Stock deliverable upon conversion of all of the Securities.

         (d) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

         (e) The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall use its best efforts to list such shares on each national securities exchange on which the Common Stock is listed, or to have such shares approved for quotation on the Nasdaq National Market or other over-the-counter market on which the Common Stock is traded; provided, however, that if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issued upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder that at the time of conversion was a Transfer Restricted Security shall also be a Transfer Restricted Security.

         Section 5.05 . Adjustment Of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows (without duplication):

         (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide or split its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock that it would have owned had such Security been converted immediately prior to the record date of such event or the happening of such event, as appropriate (assuming such Security were convertible solely into shares of Common Stock, based on the relevant Conversion Rate, rather than Cash or Cash and Common Stock as set forth in Section 5.04(a) and Section 5.04(b)). An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior to the date of issuance shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all such rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of the Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than Cash, to be determined in good faith by the Board of Directors.

         (c) In case the Company shall distribute to all or substantially all holders of its Common Stock, Capital Stock, evidences of indebtedness, property or other assets (including securities but excluding (1) dividends or distributions paid exclusively in Cash, (2) dividends or distributions referred to in Section 5.05(a) above and (3) rights and warrants referred to in Section 5.05(b) above (any of the foregoing hereinafter in this Section 5.05(c) called "DISTRIBUTED SECURITIES")), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the current Conversion Rate by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of Distributed Securities applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share of the Common Stock on such record date; provided, however, that in the event the fair market value of the Distributed Securities applicable to one share of Common Stock is equal to or greater than the Current Market Price on such record date with respect to such distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Security on such record date with respect to such distribution (subject to the settlement provisions in Section 5.04(a) and Section 5.04(b) including, without limitation,
Section 5.04(a)(ii)). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that a record date for any distribution of Distributed Securities referred to in this subsection (c) occurs, but such Distributed Securities are not then paid or delivered, the Conversion Rate shall again be adjusted to be the Conversion Rate that would have been in effect if such dividend or distribution had not been declared. Anti-dilution adjustments shall be made with respect to any Distributed Securities referred to in this subsection (c) in the same manner as set forth in this Section 5.05 as if such Distributed Securities were the Securities.

         If the Board of Directors determines in good faith the fair market value of any Distributed Securities for purposes of this Section 5.05(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price of the Common Stock to the extent possible, unless the Board of Directors in a board resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

         In the event that the Company makes a distribution to all holders of the Common Stock consisting of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted based on the market value of the securities so distributed relative to the market value of the Common Stock, in each case based on the average of the Sale Prices of those securities for each of the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-distribution trading" commences for such dividend or distribution on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

         With respect to rights to purchase preferred shares or shares of Common Stock that are issued or distributed pursuant to any shareholders' rights plan adopted by the Company (any rights that may be issued pursuant to any such rights plan being referred to as a "RIGHTS PLAN"), to the extent of any conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, each Holder of Securities shall receive (to the extent that the Company issues Common Stock upon such conversion), in addition to the Common Stock, if any, upon such conversion, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion). Any distribution of rights or warrants pursuant to the Rights Plan in accordance with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 5.05(c).

         Rights or warrants, other than rights issued pursuant to a Rights Plan, distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.05(c) (and no adjustment to the Conversion Rate under this Section 5.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made in accordance with this Section 5.05(c). If any such rights or warrants (including such existing rights or warrants distributed prior to the date hereof) are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness, property or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.05(c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

         (d) In case the Company shall, by dividend or otherwise, at any time make a distribution, to all or substantially all holders of its Common Stock, consisting exclusively of Cash (a "TRIGGERING DISTRIBUTION"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect on the record date for such Triggering Distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock, and the denominator shall be such Current Market Price per share of the Common Stock less the amount of the Cash dividend or distribution applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the record date for such Triggering Distribution; provided, however, that in the event the portion of the Triggering Distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be effect if such dividend or distribution had not been declared.

         (e) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration per share of Common Stock in an amount (determined as the sum of the aggregate amount of Cash consideration and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officer's Certificate delivered to the Trustee) of any other consideration) that exceeds an amount equal to the Current Market Price per share of Common Stock as of the last date (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME"), then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would have been in effect based upon the number of shares actually purchased. If the application of this Section 5.05(e) to any tender offer would result in a reduction in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 5.05(e).

         For purposes of this Section 5.05(e), the term "TENDER OFFER" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

         After any adjustment to the Conversion Rate is made in accordance with
Section 5.05(d) or (e), no distribution or consideration (including the Triggering Distribution) that is taken into account in making such adjustment shall again be taken into account for any future or other adjustments made in accordance with Section 5.05.

         (f) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 5.05, "CURRENT MARKET PRICE" shall mean the average of the Sale Prices per share of Common Stock for the three consecutive Trading Days ending on the earlier of the date of determination and the day before the "ex" date with respect to the dividend or distribution requiring such computation. For purpose of this paragraph, the term "ex" date, when used with respect to any dividend or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such dividend or distribution.

         (g) In any case in which this Section 5.05 shall require that an adjustment be made following a record date or Expiration Date, as the case may be, established for purposes of this Section 5.05, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.09) issuing to the Holder of any Security converted after such record date or Expiration Date the shares of Common Stock (if any) and other Capital Stock of the Company (if any) issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable, or Cash payable, upon such conversion only on the basis of the Conversion Rate prior to adjustment, and, in lieu of the shares the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

         Section 5.06 . No Adjustment. No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 0.5% in the Conversion Rate as last adjusted; provided, however, that any adjustments that by reason of this Section 5.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 5 shall be made to the nearest cent or to the nearest one ten-thousandth of a share, as the case may be.

         No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

         To the extent that the Securities become convertible into the right to receive Cash (other than as provided for in Section 5.04(a) or Section 5.04(b)), no adjustment need be made thereafter as to the Cash. Interest will not accrue on the Cash.

         In no event shall any adjustments under this Section 5.05 change in any respect the manner of or the procedures for conversion under Section 5.04(a) and
Section 5.04(b).

         Section 5.07 . Adjustment for Tax Purposes. Subject to the shareholder approval requirements under the Nasdaq Marketplace Rules, or other similar listing standards for the national or regional security exchange on which the Common Stock is then listed, the Company shall be entitled to make such increases in the Conversion Rate, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with

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

any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

         Section 5.08 . Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

         Section 5.09 . Notice of Certain Transactions.

         In the event that:

         (1) the Company takes any action that would require an adjustment in the Conversion Rate;

         (2) the Company consolidates or merges with, or sells, leases, conveys or otherwise disposes all or substantially all of its assets to, another Person; or

         (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.09.

         Section 5.10 . Effect of Reclassification, Consolidation, Merger or Sale, Lese, Conveyance or Other Disposition on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided above); (b) any consolidation or merger to which the Company is a party, other than a merger in which the Company is the continuing corporation and that does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale, lease, conveyance or other disposition by the Company of all or substantially all of the assets of the Company to any person, as a result of which (in the case of any of the events described in the foregoing

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

clauses (a), (b) or (c)) stockholders of the Company shall be entitled to receive other securities, assets or property (including Cash) with respect to or in exchange for such Common Stock, then the Company, or such successor, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into Cash, and with respect to the portion of the Conversion Obligation (if any) in excess of the principal amount of Securities being converted, Cash, the kind of securities, and other assets or property (including Cash) received by holders of the Common Stock in such transaction or event, or a combination thereof, at the election of the Company or the obligor hereunder, as the case may be (it being understood that the provisions of Section 5.01(f), as appropriate, shall apply to such transaction or event); provided that the Conversion Rate shall not be adjusted in any such circumstance. If, in the case of any such reclassification, consolidation, merger, sale, lease, conveyance or other disposition of assets, the stock or other securities, assets and property receivable thereupon by a holder of Common Stock include shares of stock or other securities, assets and property of a person other than the successor, purchasing or transferee Person, as the case may be, in such reclassification, consolidation, merger, sale, lease, conveyance or other disposition of assets, then a Security shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities (including anti-dilution provisions of the type set forth in Section 5.05) as the Board of Directors, acting in good faith, shall reasonably consider necessary by reason of the foregoing. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, leases, conveyances or other dispositions of assets.

         In the event that the Company shall execute a supplement indenture pursuant to this Section 5.10, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, and the kind of securities, assets or other property (including Cash) receivable by Holders of the Securities upon conversion of such Securities with respect to the portion of the Conversion Obligation (if any) in excess of the principal amount of Securities being converted (subject to the Company's election as set forth in Section 5.04(a), Section 5.04(b) and Section 5.13) after such reclassification, consolidation, merger, sale, lease, conveyance or other disposition, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

         Section 5.11 . Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers'

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

Certificate including the Officers' Certificate with respect thereto that the Company is obligated to file with the Trustee pursuant to Section 5.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article 5.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.10, and the Trustee may except as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto that the Company is obligated to file with the Trustee pursuant to Section 5.10.

         Section 5.12 . Voluntary Increase. The Company from time to time, subject to the stockholder approval requirements of the Nasdaq Marketplace Rules or other similar listing standards for the national or regional security exchange on which the Common Stock is then listed, may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, and if the Company provides 15 days' prior notice of any increase in the Conversion Rate; provided, however, that in no event may the Company increase the Conversion Rate such that the resulting Conversion Price is less than the par value of a share of Common Stock.

         Section 5.13 . Exchange In Lieu Of Conversion. (a) When any Holder surrenders Securities for conversion, the Company shall have the option until the close of business on the last Business Day of the Cash Settlement Notice Period (the "ELECTION DATE"), to have such Securities offered to the Exchange Institution for exchange in lieu of the Company converting the Securities; provided, however, that the Company shall not have the option to elect to have such Securities offered to the Exchange Institution for exchange in lieu of the Company converting the Securities as set forth in this Section 5.13 if such Securities are surrendered for conversion in connection with any Fundamental Change in the period described in Section 5.01(b). If the Company does not elect to have such Securities offered to the Exchange Institution and instead notifies the converting Holder or Holders through the Trustee of the Cash Amount, the Conversion Obligation shall be settled by the Company in the manner described in
Section 5.04. Otherwise, by 9:00 a.m., New York City time on the Business Day immediately following the Election Date, such Securities shall be offered to the Exchange Institution for exchange in lieu of the Company converting the Securities. Thereafter, the Exchange Institution will have until the close of business on the second Business Day immediately following the Election Date (the "DETERMINATION DATE") to accept or reject such Securities.

         (b) Exchange Institution Accepts Securities. In order to accept Securities surrendered for conversion, the Exchange Institution must, on the

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

Determination Date, agree to exchange for such Securities Cash in respect of the Conversion Obligation up to the aggregate principal amount of Securities being converted, and Common Stock in respect of the remainder, if any, of the Conversion Obligation in excess of the principal amount of Securities being converted. If the Exchange Institution agrees to accept any Securities being surrendered for conversion, it shall deliver the requisite Cash and Common Stock, if any, to the Conversion Agent as soon as practicable but in no event later than the Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period, the amount of such Common Stock to be determined in the same manner as described in Section 5.04 as if the Company were satisfying its obligations hereunder and under the Securities in connection with such conversion; provided that solely for purposes of such determination, the Trading Day immediately following the Determination Date will be the first Trading Day of the Cash Settlement Averaging Period. Any Securities accepted for exchange by the Exchange Institution will remain outstanding.

         (c) Exchange Institution Rejects Securities. If the Exchange Institution does not accept any Securities, in whole or in part, for exchange on the Election Date, the Company shall deliver to the converting Holder Cash up to the aggregate principal amount of Securities being converted and Common Stock in respect of the remainder, if any, of the Conversion Obligation in excess of the principal amount of Securities being converted, the amount of such Common Stock to be determined in the same manner as described in Section 5.04; provided that solely for purposes of such determination, the Trading Day immediately following the Determination Date will be the first Trading Day of the Cash Settlement Averaging Period.

         (d) Exchange Institution Fails To Deliver Payment. If the Exchange Institution accepts any Securities for exchange but does not deliver the requisite Cash and Common Stock, if any, to the conversion agent on or prior to the Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period as set forth above in Section 5.13(b), the Company shall deliver to the converting Holder the Cash and Common Stock (if any) that would have been delivered to such Holder if the Exchange Institution had satisfied its obligations to deliver Cash up to the aggregate principal amount of Securities to be converted and Common Stock in respect of the remainder, if any, of the Conversion Obligation in excess of the principal amount of Securities being converted as described above in Section 5.13(b).

         (e) On or after the record date for receiving distributions in connection with any Fundamental Change described in clause (1) or (5) of the definition of Change of Control (or if earlier, or if there is no record date, the Effective Time of the Fundamental Change), all references to "Common Stock" in this Section 5.13 shall be deemed to be references to "the kind of securities and other assets or property (including Cash) received by holders of Common Stock in such

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

Fundamental Change," and all references to "the Company" in this Section 5.13 shall be deemed to be references to the entity that has become the successor obligor under this Indenture upon the occurrence of such Fundamental Change. On or after the record date for receiving distributions in connection with any reclassification described in Section 5.10 (or if earlier, or if there is no record date, the effective time of such reclassification), all references to "Common Stock" in this Section 5.13 shall be deemed to be references to "the kind of securities and other assets or property (including Cash) received by holders of Common Stock in such reclassification."

                                    ARTICLE 6

                                    COVENANTS

         Section 6.01 . Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. The Make Whole Premium, if any, and an installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate or Subsidiary of the Company) holds by 10:00 a.m., New York City time, on that date money or securities, if any, deposited by the Company or an Affiliate or Subsidiary thereof, sufficient to pay the Make Whole Premium, if any, or such installment, as the case may be. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal, including value of the Make Whole Premium, if any, and overdue installments of interest at the rate borne by the Securities per annum.

         Payment of the principal of and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at the Corporate Trust Office of the Trustee in Cash; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 shall be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

         Section 6.02 . SEC Reports. The Company shall file all reports and other information and documents that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided, that materials delivered to the Trustee by electronic means shall be deemed to be "filed" with the Trustee for

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

purposes of this Section 6.02. Without limiting the foregoing, the Company shall comply with all provisions of TIA Section 314(a).

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 6.03 . Compliance Certificates. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2004), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         Section 6.04 . Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 6.05 . Maintenance of Corporate Existence. Subject to Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         Section 6.06 . Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof that continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it shall take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration

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

under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 6.07 . Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, interest on, or the Make Whole Premium, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 6.08 . Payment of Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                    ARTICLE 7

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 7.01 . Company May Consolidate, Etc, Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or sell, lease, convey, or otherwise dispose of all or substantially all of its assets to any Person, unless:

         (1) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires through the sale, conveyance or other disposition by the Company, or the Person that leases, all or substantially all of the Company's assets shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee by such Person, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, interest on, and the Make Whole Premium, if any, on all the Securities according to their tenor and the performance and observance of all of the covenants and conditions of this Indenture on the part of the Company to be performed or observed, and such supplemental indenture shall provide for the applicable conversion rights set forth in Article 5;

         (2) immediately after giving effect to any such transaction described above, no Event of Default, and no Default, shall have occurred and be continuing; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this
Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Section 7.02 . Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 8

                              DEFAULT AND REMEDIES

         Section 8.01 . Events of Default. An "EVENT OF DEFAULT" shall occur if:

         (a) the Company defaults in the payment of principal on any Security when due and payable, whether on the Final Maturity Date, upon redemption or repurchase, or otherwise;

         (b) the Company defaults in the payment of the Make Whole Premium, if any, when due and payable;

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

         (c) the Company defaults in the payment of interest (including Additional Interest, if any) on any Security, and such default continues for 30 days or more after such payment is due and payable;

         (d) the Company defaults in the performance of any other of its covenants or agreements under this Indenture, and such default continues for 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of then outstanding Securities;

         (e) the Company fails to make any payment when due, including any applicable grace period, in respect of the Company's indebtedness for borrowed money, which payment is in an amount in excess of $10 million, individually or in the aggregate;

         (f) the Company or its Subsidiaries default with respect to any of their indebtedness for borrowed money, which default results in acceleration of any such indebtedness that is an amount in excess of $10 million, individually or in the aggregate; provided that if such indebtedness is rescinded or annulled, then the Event of Default under this Indenture shall be cured;

         (g) the Company fails to deliver Cash, shares of Common Stock or other securities, assets and property upon conversion of the Securities pursuant to and in accordance with Article 5 hereof, and such failure continues for 10 days or more (it being understood that delivery by the Exchange Institution of the requisite amount of Cash, shares of Common Stock or other securities, assets and property upon conversion of the Securities pursuant to and in accordance with
Article 5 hereof as provided in Section 5.13 shall constitute satisfaction of the Company's obligation to deliver Cash, shares of Common Stock or other securities, assets and property upon such conversion);

         (h) the Company fails to provide a Fundamental Change Notice in accordance with Section 3.08 hereof;

         (i) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any Significant Subsidiary or its debt under any bankruptcy, insolvency or other similar law now or hereafter in effect;

                  (ii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

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

                  (iii) consents to the entry of an order of relief against it in an involuntary case or proceeding;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) generally fails to pay its debts as they become due; and

         (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

                  (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "BANKRUPTCY LAW" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

         Section 8.02 . Acceleration. If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 8.01 with respect to the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) and accrued and unpaid interest to be due and payable upon any such declaration, and the same shall become and be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. If an Event of Default specified in clause (i) or (j) of Section 8.01 occurs with respect to the Company, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, subject to applicable laws. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities that has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, that has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Section 8.03 . Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, interest on or the Make Whole Premium, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         Section 8.04 . Waiver of Defaults and Events of Default. Subject to
Section 8.02, Section 8.07 and Section 11.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal of, interest on or the Make Whole Premium, if any, on any Security, a failure by the Company to convert any Securities into Cash and Common Stock (if any), as the case may be, or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 11.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases.

         Section 8.05 . Control by Majority. Subject to this Section 8.05 and
Section 8.07 and other limitations set forth in Section 11.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.

However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         Section 8.06 . Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, interest, the Make Whole Premium, if any, or for the conversion of the Securities pursuant to Article 5) unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable indemnity or security to the Trustee against any loss, liability or expense to be incurred therein or thereby;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         Section 8.07 . Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, interest on and the Make Whole Premium, if any, on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         Section 8.08 . Collection Suit by Trustee. If an Event of Default in the payment of principal, interest or the Make Whole Premium, if any, specified in clause (a), (b) or (c) of Section 8.01 occurs and is continuing, the Trustee may

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recover judgment in its own name and as trustee of an express trust against the
Company or another obligor on the Securities for the whole amount of principal, accrued interest remaining unpaid and the Make Whole Premium, if any, together with, to the extent that payment of such interest is lawful, interest on overdue principal, on overdue installments of interest and on overdue Make Whole Premium, if any, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 8.09 . Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property that the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 8.10 . Priorities. If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

                  FIRST, to the Trustee for amounts due under Article 9 below;

                  SECOND, to Holders for amounts due and unpaid on the Securities for principal, interest and Make Whole Premium, if any, ratably, without preference or priority of any kind, according to the amounts due

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

         and payable on the Securities for principal, interest and Make Whole Premium, if any, as the case may be; and

                  THIRD, the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

         Section 8.11 . Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                    ARTICLE 9

                                     TRUSTEE

         Section 9.01 . Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions that by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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

                  (1) this paragraph does not limit the effect of subsection (b) of this Section 9.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.01.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 9.02 . Rights of Trustee. Subject to Section 9.01:

         (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may (unless other evidence is specifically prescribed hereunder) require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

         (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or

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

suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         (j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

         Section 9.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate or Subsidiary of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

         Section 9.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it

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

shall not be responsible for any statement in the Securities other than its certificate of authentication.

         Section 9.05. Notice of Default or Events of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a Default or an Event of Default in payment of the principal of or interest on any Security.

         Section 9.06. Reports by Trustee to Holders. If such report is required by TIA Section 313, within 60 days after each May 15, beginning with May 15, 2005, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

         Section 9.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company

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

promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

         The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or bad faith.

         To secure the Company's payment obligations in this Section 9.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after an Event of Default specified in clause (a) or (b) of Section 8.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

         Section 9.08. Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

         (1) the Trustee fails to comply with Section 9.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court

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

of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

         If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

         Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 shall continue for the benefit of the retiring Trustee with respect to such retiring Trustee's services.

         Section 9.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

         Section 9.10. Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

         Section 9.11. Preferential Collection of Claims against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                   ARTICLE 10
                     SATISFACTION AND DISCHARGE OF INDENTURE

         Section 10.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any rights of conversion as set forth in Article 5, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1) either

                  (A) all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the Trustee for cancellation

                           (i) have become due and payable, or

                           (ii) shall become due and payable at the Final
                  Maturity Date within one year,

         and the Company, in the case of clause (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates or Subsidiaries) as trust funds in trust for the purpose Cash or U.S. Government obligations in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, interest and the Make Whole Premium, if any, to the date of such deposit (in the case of Securities that have become due and payable) or to the Final Maturity Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

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

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.07 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, Section 3.07, Section 3.08, Article 4, Article 5, the last paragraph of Section 6.01 and this Article 10, shall survive until the Securities have been paid in full.

         Section 10.02. Application of Trust Money. Subject to the provisions of Section 10.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, interest on, and the Make Whole Premium, if any, on the Securities.

         Section 10.03. Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.01 and (ii) held by them at any time.

         The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, interest or Make Whole Premium, if any, that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         Section 10.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the Company has made any payment of the principal of, interest on or Make Whole Premium, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

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

                                   ARTICLE 11
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 11.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency, including to conform the provisions of this Indenture and the Securities to the "Description of the Notes" in the Offering Circular; provided that such change shall not materially adversely affect the rights of any Holder; provided, further, that any amendment made solely to conform the provisions of this Indenture and the Securities to the "Description of the Notes" in the Offering Circular will be deemed not to adversely affect the interests of the Holders of the Securities;

         (b) to provide for the assumption by a successor Person of the obligation of the Company pursuant to Article 7;

         (c) to make provision with respect to the conversion rights of the Holders of Securities pursuant to the requirements of Section 5.10;

         (d) to comply with the provisions of the TIA;

         (e) to add to the covenants of the Company or provide for covenants of any other Person for the equal and ratable benefit of the Holders or to surrender any right, power or option conferred upon the Company;

         (f) to appoint a successor Trustee; or

         (g) to make any other change that does not materially adversely affect the rights of any Holder.

         Section 11.02. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.04, may not:

         (a) change the stated maturity of the principal of, or the date the Make Whole Premium or any installment of interest is due on, any Security;

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

         (b) adversely affect or impair the rights of Holders to convert Securities other than as specifically provided in or under Article 5 of this Indenture;

         (c) reduce the principal amount or interest due on any Security, whether on the Final Maturity Date, upon redemption or repurchase, or otherwise;

         (d) reduce the Make Whole Premium payable, if any, on any Security;

         (e) change the currency of payment of principal of, or any Make Whole Premium (to the extent that such Make Whole Premium is payable in Cash) or interest on, any Security;

         (f) impair the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, or the conversion of, any Security;

         (g) affect the obligations of the Company to repurchase any Security on a Repurchase Date, in accordance with Article 3 of this Indenture, in a manner adverse to the Holders of the Securities;

         (h) change the ranking of the Securities in a manner adverse to the Holders of the Securities;

         (i) change the quorum or voting requirements under the Indenture;

         (j) affect the obligations of the Company to repurchase any Security upon the occurrence of a Fundamental Change, in accordance with Article 3 of this Indenture, in a manner adverse to the Holders of the Securities;

         (k) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required to amend or supplement this Indenture;

         (l) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

         (m) modify any of the provisions of this Section 11.02 or Section 8.04, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

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

         After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         Nothing in this Section 11.02 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Holder to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 7 hereof.

         Section 11.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

         Section 11.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder.

         Section 11.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

         Section 11.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.01, shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

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

         Section 11.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 12
                                  MISCELLANEOUS

         Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

         Section 12.02. Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

                  If to the Company, to:

                  Century Aluminum Company
                  2511 Garden Road
                  Building A, Suite 200
                  Monterey, California 93940
                  Attention:  Chief Financial Officer
                  Facsimile No.:  (832) 642-9080

                  with a copy to:

                  Curtis, Mallet-Prevost, Colt & Mosle LLP
                  101 Park Avenue
                  New York, NY 10178
                  Attn: Jeffrey N. Ostrager
                  Facsimile No.:  (212) 697-1559

                  If to the Trustee, to:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890

                  Attn:  Corporate Capital Markets
                  Facsimile No.: (302) 636-4145

         Such notices or communications shall be effective when received.

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 12.03. Communications by Holders with Other Holders.
Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA
Section 312(c).

         Section 12.04. Certificate and Opinion as to Conditions Precedent.
(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

         (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 12.05. Record Date for Vote or Consent of Holders. The
Company (or, in the event deposits have been made pursuant to Section 10.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

         Section 12.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Calculation Agent, Paying Agent or Conversion Agent may make reasonable rules for its functions.

         Section 12.07. Legal Holidays. A "LEGAL HOLIDAY" is a Saturday,
Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         Section 12.08. Governing Law. THIS INDENTURE AND THE SECURITIES
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 12.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 12.10. No Recourse Against Others. All liability described in paragraph 19 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

         Section 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 12.12. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         Section 12.13. Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 12.14. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                           CENTURY ALUMINUM COMPANY

                           By: /s/ Daniel J. Krofcheck
                               --------------------------------------------
                               Name:  Daniel J. Krofcheck
                               Title: Vice President and Treasurer

                           WILMINGTON TRUST COMPANY, as Trustee

                           By: /s/ Kristin Long
                               --------------------------------------------
                               Name:  Kristin Long
                               Title: Financial Services Officer

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND ANY COMMON STOCK ISSUED UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE

--------------------
(1)      This paragraph should be included only if the Security is a Global
         Security.

PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND ANY COMMON STOCK ISSUED UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO CENTURY ALUMINUM COMPANY OR A SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

------------------------
(2) These paragraphs should be included only if the Security is Transfer Restricted Security.

                            CENTURY ALUMINUM COMPANY

CUSIP:  _________________                                               No. [__]

U.S. $[_____________]

         1.75% CONVERTIBLE SENIOR NOTES DUE AUGUST 1, 2024

         CENTURY ALUMINUM COMPANY, a Delaware corporation (the "COMPANY", which term shall include any successor under the Indenture referred to on the reverse hereof), promises to pay to [________], or registered assigns, the principal sum of [_______________] ($[_________]) on August 1, 2024 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security](3), subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

Interest Payment Dates:             February 1 and August 1

Interest Payment Record Dates:      January 15 and July 15

                             SIGNATURE PAGE FOLLOWS

-----------------------
(3)      This schedule should be included only if the Security is a Global
         Security.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

         Dated:___[_______, ____]

                                        CENTURY ALUMINUM COMPANY
                                        By: ___________________________
                                            Name:
                                            Title:

Attest:

By: ____________________________
    Name:
    Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Wilmington Trust Company, as Trustee certifies that this is one of the Securities referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By: ______________________________
    Authorized Signatory

Dated: [_______, ____]

                            CENTURY ALUMINUM COMPANY

                1.75% CONVERTIBLE SENIOR NOTES DUE AUGUST 1, 2024

1.       INTEREST

         Century Aluminum Company, a Delaware corporation (the "COMPANY", which term shall include any successor under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 1.75% per annum. The Company shall pay interest semiannually on February 1 and August 1 of each year (each such date, an "INTEREST PAYMENT DATE"), commencing February 1, 2005. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 9, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In addition, the Company will pay Additional Interest, if any, as provided for in the Registration Rights Agreement. Unless context otherwise requires, any reference herein to interest shall include any Additional Interest payable as provided in the Registration Rights Agreement.

2.       RANKING

         The Securities are senior unsecured obligations of the Company and rank, in right of payment, the same as all of the existing and future senior unsecured indebtedness of the Company. The Indenture limits the original aggregate principal amount of the Securities to $150,000,000 (or $175,000,000 aggregate principal amount if the Initial Purchasers exercise in full their option to purchase additional Securities pursuant to the Purchase Agreement), but Additional Securities may be issued pursuant to the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured.

3.       METHOD OF PAYMENT

         The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on the interest payment record date referred to on the face hereof (the "INTEREST PAYMENT RECORD DATE") next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

4.       CALCULATION AGENT, PAYING AGENT, REGISTRAR AND CONVERSION AGENT

         Initially, Wilmington Trust Company (the "TRUSTEE," which term shall include any successor trustee under the Indenture hereinafter referred to) shall act as Calculation Agent, Paying Agent, Registrar and Conversion Agent. The Company may change any Calculation Agent, Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any Affiliate or Subsidiary of the Company may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

5.       INDENTURE

         This Security is one of a duly authorized issue of Securities of the Company designated as its 1.75% Convertible Senior Notes due August 1, 2024 (the "SECURITIES"), issued under an Indenture dated as of August 9, 2004 (together with any supplemental indentures thereto, the "INDENTURE"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the TIA for a statement of them. Capitalized terms not defined herein shall have the meanings assigned to them in the Indenture.

6.       REDEMPTION OF SECURITIES AT OPTION OF COMPANY

         The Securities may be redeemed at the election of the Company, in whole or in part, at any time on or after August 6, 2009, subject to the terms and conditions of the Indenture. Upon any such redemption, the Redemption Price shall be equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest, to but excluding the Redemption Date. If the Redemption Date falls after an Interest Payment Record Date and on or before the corresponding Interest Payment Date, then the interest due on such Interest Payment Date shall be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date.

7.       NOTICE OF REDEMPTION

         Any notice of redemption must be mailed at least 20 Business Days, but not more than 60 Business Days, before the Redemption Date to each Holder of Securities to be redeemed at his or her address as shown on the register kept by the Registrar, and to beneficial owners as required by applicable law. Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the Redemption Date, interest shall cease to accrue on Securities or any portion of them called for redemption if funds in the requisite amount are paid or made available for payment on that date.

8.       REPURCHASE BY THE COMPANY AT OPTION OF THE HOLDER

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase for Cash, at the option of the Holder, all or a portion of the Securities held by such Holder (so long as the principal amount of such part is $1,000 or a multiple of $1,000 in excess thereof) on any of August 1, 2011, August 1, 2014 and August 1, 2019 (and if such day is not a Business Day, on the following Business Day) (each, a "REPURCHASE DATE"). The Option Repurchase Price on each Repurchase Date shall be equal to 100% of the principal amount of the Securities being repurchased. Interest on Securities submitted for repurchase on each Repurchase Date shall be paid on such Repurchase Date to the Holders in whose name the Securities are registered at the close of business on the relevant Interest Payment Record Date.

         On or before the 20th Business Day prior to any Repurchase Date, the Company shall give notice, by mail, to Holders at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, stating, among other things, the procedures that Holders must follow to require the Company to repurchase their Securities.

         A Holder may exercise its right specified above upon delivery of an Option Repurchase Notice to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the applicable Repurchase Date.

         The Holder shall have the right to withdraw any Option Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.       REPURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or a portion of the Securities specified by the Holder (so long as the principal amount of such part is $1,000 or a multiple of $1,000 in excess thereof) on the date designated by the Company that is not less than 30 days nor more than 60 days after the date of written notice of such Fundamental Change at a Fundamental Change Repurchase Price equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, payable in Cash, plus the Make Whole Premium, if any, determined in accordance with the terms of the Indenture; provided, that if a Fundamental Change Repurchase Date falls after an Interest Payment Record Date and on or before the corresponding Interest Payment Date, then the interest shall be payable to the Holders in whose name the Securities are registered at the close of business on the Interest Payment Record Date.

         Within 30 days after the occurrence of a Fundamental Change, the Company shall mail or cause the Trustee to mail to all Holders of record of the Securities a notice (the "FUNDAMENTAL CHANGE NOTICE") describing, among other things, the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof as well as the Fundamental Change Repurchase Date. The Company must deliver a copy of the Fundamental Change Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, the City of New York, which newspaper shall be The Wall Street Journal, if still in circulation at such time. To exercise the repurchase right, a Holder of the Securities must deliver a Fundamental Change Repurchase Notice to the Paying Agent at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

10.      CONVERSION

         Subject to the terms of the Indenture, Holders may surrender Securities for conversion on or prior to the Business Day immediately preceding August 1, 2024 at the then current Conversion Rate.

         In connection with a Fundamental Change, if a Holder converts Securities at any time beginning 10 days before the scheduled Effective Date of such Fundamental Change (or, in the case of a Fundamental Change described in clause (3) or clause (4) of the definition of Change of Control, at any time beginning on the Effective Date of such Fundamental Change) and ending at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date, such Holder shall receive:

         (i) the Make Whole Premium, if any, which shall be in an amount and form determined as set forth in the Indenture; plus

         (ii) (A) if such Securities are surrendered for conversion such that the record date for receiving distributions in connection with any Fundamental Change described in clause (1) or (5) of the definition of Change of Control (or if earlier, or if there is no record date, the Effective Time of such Fundamental Change) occurs on or after the second Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period, Cash, and with respect to the portion of the Conversion Obligation in excess of the aggregate principal amount of Securities being converted (if any), Cash, the kind of securities and other assets or property (including Cash) received by holders of the Common Stock in such Fundamental Change, or a combination thereof, at the election of the Company or other obligor hereunder in the same manner as described in Section 5.04(a) and Section 5.04(b) of the Indenture; or

                  (B) in all other events, Cash, or a combination of Cash and Common Stock, as described in Section 5.04(a) and Section 5.04(b) of the Indenture; plus

         (iii) accrued but unpaid interest on such Securities, if any, to, but excluding the Conversion Date, which interest shall be payable in Cash, such interest to be paid on the first Business Day immediately following the Conversion Date.

         Securities in respect of which a Holder has delivered an Option Repurchase Notice or a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Securities may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 32.7430 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. The initial Conversion Rate is equivalent to a Conversion Price of approximately $30.5409 per share of Common Stock.

         No adjustment in the Conversion Rate shall be required unless such adjustment would require a change of at least 0.5% in the Conversion Rate then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company from time to time may voluntarily increase the Conversion Rate as described in the Indenture.

         In the case of a Global Security, Conversion Notices may be delivered in respect of the Securities held through the Global Security and such Securities may be surrendered for conversion in accordance with the Applicable Procedures. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

         As more fully described in the Indenture, if the Company is a party to a consolidation or merger, or a sale, lease, conveyance or other disposition of all or substantially all of its assets or reclassification that changes its outstanding Common Stock, the right to convert a Security may be changed into the right to convert such Security into Cash, and with respect to the portion of the Conversion Obligation (if any) in excess of the principal amount of Securities being converted, Cash, the kind of securities and other assets or property (including Cash) received by holders of the Common Stock in such transaction or event, or a combination thereof, at the election of the Company or the obligor hereunder, as the case may be.

         As more fully described in the Indenture, the Company shall designate a financial institution as the Exchange Institution to which Securities surrendered for conversion will be offered for exchange, if the Company so elects, in lieu of conversion by the Company. In order to accept for exchange such Securities, such Exchange Institution must agree to deliver to the Holder of such Securities Cash up to the aggregate principal amount of Securities being converted and Common Stock in respect of the remainder, if any, of the Conversion Obligation in excess of the principal amount of Securities being converted. If such Exchange Institution declines to accept for exchange any Securities, in whole or in part, or if such Exchange Institution does not timely deliver the Cash and Common Stock, if any, owing to the Holder, the Securities shall be converted by the Company. If any Holder surrenders Securities for conversion, the Company shall have the option until the close of business on the last Business Day of the Cash Settlement Notice Period (the "ELECTION DATE") to have such Securities offered to the Exchange Institution for exchange in lieu of the Company converting the Securities; provided that the Company shall not have the option to elect to have such Securities offered to the Exchange Institution for exchange in lieu of the Company converting the Securities if such Securities were converted at any time beginning 10 days before the scheduled Effective Date of a Fundamental Change (or, in the case of a Fundamental Change described in clause (3) or clause (4) of the definition of Change of Control, at any time beginning on the Effective Date of such Fundamental Change) and ending at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date Holder.

11.      MAKE WHOLE PREMIUM UPON A FUNDAMENTAL CHANGE

         If a Fundamental Change occurs prior to August 6, 2009, the Company shall pay a Make Whole Premium as described in the Indenture upon the repurchase of the Securities in connection with such Fundamental Change and upon the conversion of the Securities in connection with such Fundamental Change. A "FUNDAMENTAL CHANGE" means the occurrence of a Change of Control or a Termination of Trading.

12.      DENOMINATIONS, TRANSFER, EXCHANGE

         The Securities are in fully registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder may register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

13.      PERSONS DEEMED OWNERS

         The Holder of a Security may be treated as the owner of it for all purposes.

14.      UNCLAIMED MONEY

         If money for the payment of Make Whole Premium, if any, principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.      AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency (provided that such amendment or supplement shall not materially adversely affect the rights of any Holders), provide for the assumption of the Company's obligations by others, make certain changes with respect to conversion rights in case of a merger or acquisition or make any other change that does not materially adversely affect the rights of any Holder.

16.      SUCCESSOR ENTITY

         When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor (except in certain circumstances specified in the Indenture) shall be released from those obligations.

17.      DEFAULTS AND REMEDIES

    The following are Events of Default under the Indenture:

        (1) a Default in the payment of principal on any Security when due and payable, whether at the Final Maturity Date, upon redemption, repurchase or otherwise,

        (2) a Default in the payment of the Make Whole Premium, if any, when due and payable;

        (3) a Default in the payment of interest on any Security which continues for 30 days or more after such payment is due,

        (4) a Default in the performance of any other of the Company's covenants or agreements in the Indenture that continues for 60 days after written notice to it by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of then outstanding Securities,

        (5) failure by the Company to make any payment when due, including any applicable grace period, in respect of its indebtedness for borrowed money, which payment is in an amount in excess of $10 million, individually or in the aggregate,

        (6) Default by the Company or its subsidiaries with respect to any of the Company's indebtedness for borrowed money, which Default results in acceleration of any such indebtedness that is an amount in excess of $10 million, individually or in the aggregate; provided that if such acceleration is rescinded or annulled, then the Event of Default under the Indenture will be cured,

        (7) the Company fails to deliver Cash, shares of Common Stock or other securities, assets and property upon conversion of the Securities pursuant to and in accordance with Article 5 hereof, and such failure continues for 10 days or more (it being understood that delivery by the

    Exchange Institution of the requisite amount of Cash, shares of Common Stock or other securities, assets and property upon conversion of the Securities pursuant to and in accordance with Article 5 hereof as provided in Section
    5.13 shall constitute satisfaction of the Company's obligation to deliver Cash, shares of Common Stock or other securities, assets and property upon such conversion);

        (8) failure to provide a Fundamental Change Notice in accordance with the Indenture, and

        (9) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

            (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any Significant Subsidiary or its debt under any bankruptcy, insolvency or other similar law now or hereafter in effect;

            (ii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

            (iii) consents to the entry of an order of relief against it in an involuntary case or proceeding;

            (iv) makes a general assignment for the benefit of its creditors; or

            (v) generally fails to pay its debts as they become due; and

        (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

            (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

            (iii) orders the liquidation of the Company or any Significant Subsidiary;

    and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and interest on all the Securities to be immediately due and payable. If the Event of Default relates to bankruptcy, insolvency or reorganization of the Company, the Securities shall automatically become due and payable immediately, subject to applicable law. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived.

         Holders may not enforce the Indenture or Securities except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders, unless the Holders shall have offered the Trustee indemnity or security satisfactory to it. Subject to the indemnification provisions and certain limitations contained in the Indenture, the Holders of a majority in principal amount of the Securities at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Those Holders may, in certain cases, waive any Default except a Default in payment of the Make Whole Premium and the principal of, or interest, if any, on any Security, a failure to comply with certain provisions of the Indenture relating to conversion of the Securities or the Company fails to comply with any of the provisions of the Indenture that would require the consent of the Holder of each outstanding Security affected.

18.      TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate or Subsidiary of the Company, and may otherwise deal with the Company or an Affiliate or Subsidiary of the Company, as if it were not the Trustee.

19.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

20.      AUTHENTICATION

         This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

21.      ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.      INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

         THE COMPANY SHALL FURNISH TO ANY HOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: CENTURY ALUMINUM COMPANY, 2511 GARDEN ROAD, BUILDING A, SUITE 200, MONTEREY, CALIFORNIA, 93940, ATTENTION: INVESTOR RELATIONS.

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below:

         I or we assign and transfer this Security to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                      Company Name

Date: _________________________       _____________________________________
                                      (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By: ___________________________

-----------------------
*The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

         To convert this Security, check the box: [ ]

         To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $____________.

         If you want any stock certificate made out in, or check delivered to, another person's name, fill in the form below:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

                                     Company Name

Date: _____________________          ___________________________________________
                                     (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By: _______________________

---------------
*The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.

                           OPTION TO ELECT REPURCHASE
                            UPON A FUNDAMENTAL CHANGE

To:      Century Aluminum Company
         2511 Garden Road
         Building A, Suite 200
         Monterey, California 93940

         The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Century Aluminum Company (the "COMPANY") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, plus the Make Whole Premium, if any, plus accrued interest, if any, to, but excluding, such Fundamental Change Repurchase Date, to the registered Holder hereof.

Dated: ____________                                    ________________________

                                                       ________________________
                                                       Signature(s)

Number of Securities:

                                                       Signature(s) must be
                                                       guaranteed by a qualified
                                                       guarantor institution
                                                       with membership in an
                                                       approved signature
                                                       guarantee program
                                                       pursuant to Rule 17Ad-15
                                                       under the Securities
                                                       Exchange Act of 1934.

                                                       ________________________
                                                       Signature Guaranty

Principal amount to be repurchased
(in a multiple of $1,000, if less than all):

___________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

Security Certificate Number (if applicable): ___________

Social Security Number or Other Taxpayer Identification Number: ___________

                           OPTION TO ELECT REPURCHASE
                               ON REPURCHASE DATE

To:      Century Aluminum Company
         2511 Garden Road
         Building A, Suite 200
         Monterey, California 93940

         The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Century Aluminum Company (the "COMPANY") as to the occurrence of a Repurchase Date with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Option Repurchase Price, to the registered Holder hereof.

Dated: ____________                                    _________________________

                                                       _________________________
                                                       Signature(s)

Number of Securities:

                                                       Signature(s) must be
                                                       guaranteed by a qualified
                                                       guarantor institution
                                                       with membership in an
                                                       approved signature
                                                       guarantee program
                                                       pursuant to Rule 17Ad-15
                                                       under the Securities
                                                       Exchange Act of 1934.
                                                       _________________________
                                                       Signature Guaranty

Principal amount to be redeemed
(in a multiple of $1,000, if less than all):

_______________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

Security Certificate Number (if applicable): ___________

Social Security Number or Other Taxpayer Identification Number: ___________

                      SCHEDULE OF EXCHANGES OF SECURITIES(3)

         The following exchanges, repurchases or conversions of a part of this Global Security have been made:

                                                      PRINCIPAL AMOUNT
                                                   OF THIS GLOBAL SECURITY
                                 AMOUNT OF             FOLLOWING SUCH             AUTHORIZED
 AMOUNT OF DECREASE IN          INCREASE IN             DECREASE DATE            SIGNATORY OF
   PRINCIPAL AMOUNT          PRINCIPAL AMOUNT          OF EXCHANGE (OR            SECURITIES
OF THIS GLOBAL SECURITY   OF THIS GLOBAL SECURITY         INCREASE)                CUSTODIAN
-----------------------   -----------------------         ---------                ---------

---------------------------
(3)      This schedule should be included only if the Security is a Global
         Security.

                                                                       EXHIBIT B

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
         REGISTRATION OR TRANSFER OF TRANSFER RESTRICTED SECURITIES(2)

Re: 1.75% Convertible Senior Notes due August 1, 2024 (the "SECURITIES") of Century Aluminum Company (the "COMPANY")

         This certificate relates to $____________ principal amount of Securities owned in (check applicable box)

         [ ]      book entry or definitive form by _______________ (the
                  "TRANSFEROR").

         The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2 of the Indenture dated August 9, 2004 between the Company and Wilmington Trust Company, as trustee, as amended or supplemented (the "INDENTURE"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

         [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

         [ ] Such Security is being transferred to a person the Transferor reasonably believes is a "QUALIFIED INSTITUTIONAL BUYER" (as defined in Rule 144A or any successor provision thereto ("RULE 144A") under the Securities Act) that is purchasing for its own account or for the account of a "QUALIFIED INSTITUTIONAL BUYER", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

---------------------
(2) This certificate should only be included if this Security is a Transfer Restricted Security.

         [ ] Such Security is being transferred to the Company or a Subsidiary thereof.

         [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("RULE 144") under the Securities Act.

         The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a "RESTRICTED SECURITY" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

         Unless the Security has been transferred to the Company or a Subsidiary thereof, the undersigned confirms that such Security is not being transferred to an "AFFILIATE" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Date: ___________________________

      ___________________________
      (Insert Name of Transferor)

                                      B-2